                                                                    EXHIBIT 10.2

                                  $480,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                             DATED AS OF MAY 9, 2006

                                      AMONG

                      MACQUARIE INFRASTRUCTURE COMPANY INC.
                  (D/B/A MACQUARIE INFRASTRUCTURE COMPANY (US))
                                  AS BORROWER,

                      MACQUARIE INFRASTRUCTURE COMPANY LLC
                                  AS HOLDINGS,

                      THE LENDERS AND ISSUERS PARTY HERETO

                                       AND

                          CITICORP NORTH AMERICA, INC.
                             AS ADMINISTRATIVE AGENT

                          CITIGROUP GLOBAL MARKETS INC.
                          AS BOOK MANAGER AND ARRANGER

                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                          NEW YORK, NEW YORK 10153-0119

                                TABLE OF CONTENTS

                                                                                                         Page
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
ARTICLE I         DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS.....................................     1
         Section 1.1       Defined Terms...............................................................     1
         Section 1.2       Computation of Time Periods.................................................    30
         Section 1.3       Accounting Terms and Principles.............................................    30
         Section 1.4       Certain Terms...............................................................    31
         Section 1.5       Loan Document Definitions...................................................    32
ARTICLE II        THE FACILITIES.......................................................................    32
         Section 2.1       The Commitments.............................................................    32
         Section 2.2       Borrowing Procedures........................................................    33
         Section 2.3       Letters of Credit...........................................................    34
         Section 2.4       Reduction and Termination of the Commitments................................    39
         Section 2.5       Repayment of Loans..........................................................    40
         Section 2.6       Evidence of Debt............................................................    40
         Section 2.7       Optional Prepayments........................................................    41
         Section 2.8       Mandatory Prepayments.......................................................    42
         Section 2.9       Interest....................................................................    43
         Section 2.10      Conversion/Continuation Option..............................................    44
         Section 2.11      Fees........................................................................    45
         Section 2.12      Payments and Computations...................................................    46
         Section 2.13      Special Provisions Governing Eurodollar Rate Loans..........................    48
         Section 2.14      Capital Adequacy............................................................    51
         Section 2.15      Taxes.......................................................................    51
         Section 2.16      Substitution of Lenders.....................................................    54
ARTICLE III       CONDITIONS TO LOANS AND LETTERS OF CREDIT............................................    56
         Section 3.1       Conditions Precedent to Effectiveness.......................................    56
         Section 3.2       Conditions Precedent to Each Revolving Loan, Letter of Credit and
                           Delayed Draw Term Loan......................................................    57
         Section 3.3       Determinations of Conditions Precedent to Effectiveness.....................    59
ARTICLE IV        REPRESENTATIONS AND WARRANTIES.......................................................    59
         Section 4.1       Corporate Existence; Compliance with Law....................................    59
         Section 4.2       Corporate Power; Authorization; Enforceable Obligations.....................    60
         Section 4.3       Ownership of Borrower; Subsidiaries.........................................    61
         Section 4.4       Financial Statements........................................................    61
         Section 4.5       Material Adverse Change.....................................................    61

                               TABLE OF CONTENTS
                                  (Continued)

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
         Section 4.6       Solvency....................................................................    62
         Section 4.7       Litigation..................................................................    62
         Section 4.8       Taxes.......................................................................    62
         Section 4.9       Full Disclosure.............................................................    62
         Section 4.10      No Defaults.................................................................    63
         Section 4.11      Investment Company Act......................................................    63
         Section 4.12      Use of Proceeds.............................................................    63
         Section 4.13      Perfection, Etc.............................................................    64
ARTICLE V         FINANCIAL COVENANTS..................................................................    64
         Section 5.1       Maximum Leverage Ratio......................................................    64
         Section 5.2       Minimum Interest Coverage Ratio.............................................    65
ARTICLE VI        REPORTING COVENANTS..................................................................    65
         Section 6.1       Financial Statements........................................................    65
         Section 6.2       Default Notices.............................................................    66
         Section 6.3       Litigation..................................................................    67
         Section 6.4       SEC Filings; Press Releases.................................................    67
         Section 6.5       Acquisitions................................................................    67
         Section 6.6       Other Information...........................................................    68
ARTICLE VII       AFFIRMATIVE COVENANTS................................................................    68
         Section 7.1       Preservation of Corporate Existence, Etc....................................    68
         Section 7.2       Compliance with Laws, Etc...................................................    68
         Section 7.3       Payment of Taxes, Etc.......................................................    69
         Section 7.4       Access......................................................................    69
         Section 7.5       Keeping of Books............................................................    69
         Section 7.6       Application of Proceeds.....................................................    69
         Section 7.7       Additional Collateral.......................................................    69
         Section 7.8       Additional Guarantees.......................................................    70
         Section 7.9       Further Assurances..........................................................    71
         Section 7.10      Cash Collateral Accounts....................................................    71
ARTICLE VIII      NEGATIVE COVENANTS...................................................................    71
         Section 8.1       Liens, Etc..................................................................    72
         Section 8.2       Restriction on Fundamental Changes..........................................    72
         Section 8.3       Transactions with Affiliates................................................    72

                               TABLE OF CONTENTS
                                   (Continued)

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                                                                                                         ----
         Section 8.4       Accounting Changes; Fiscal Year.............................................    72
         Section 8.5       No Speculative Transactions.................................................    72
         Section 8.6       Certain Agreements..........................................................    73
         Section 8.7       Indebtedness................................................................    73
ARTICLE IX        EVENTS OF DEFAULT....................................................................    73
         Section 9.1       Events of Default...........................................................    73
         Section 9.2       Remedies....................................................................    75
         Section 9.3       Actions in Respect of Letters of Credit.....................................    75
         Section 9.4       Rescission..................................................................    75
ARTICLE X         THE ADMINISTRATIVE AGENT.............................................................    76
         Section 10.1      Authorization and Action....................................................    76
         Section 10.2      Administrative Agent's Reliance, Etc........................................    77
         Section 10.3      Posting of Approved Electronic Communications...............................    77
         Section 10.4      The Administrative Agent Individually.......................................    78
         Section 10.5      Lender Credit Decision......................................................    79
         Section 10.6      Indemnification.............................................................    79
         Section 10.7      Successor Administrative Agent..............................................    79
         Section 10.8      Collateral and Guarantee Matters............................................    80
ARTICLE XI        MISCELLANEOUS........................................................................    81
         Section 11.1      Amendments, Waivers, Etc....................................................    81
         Section 11.2      Assignments and Participations..............................................    84
         Section 11.3      Costs and Expenses..........................................................    87
         Section 11.4      Indemnities.................................................................    88
         Section 11.5      Limitation of Liability.....................................................    89
         Section 11.6      Right of Set-off............................................................    90
         Section 11.7      Sharing of Payments, Etc....................................................    90
         Section 11.8      Notices, Etc................................................................    91
         Section 11.9      No Waiver; Remedies.........................................................    93
         Section 11.10     Amendment and Restatement; Binding Effect...................................    93
         Section 11.11     Governing Law...............................................................    94
         Section 11.12     Submission to Jurisdiction; Service of Process..............................    94
         Section 11.13     Waiver of Jury Trial........................................................    94
         Section 11.14     Marshaling; Payments Set Aside..............................................    94

                               TABLE OF CONTENTS
                                  (Continued)

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
         Section 11.15     Section Titles..............................................................    94
         Section 11.16     Patriot Act Notice..........................................................    95
         Section 11.17     Execution in Counterparts...................................................    95
         Section 11.18     Entire Agreement............................................................    95
         Section 11.19     Confidentiality.............................................................    95
         Section 11.20     Amendments to Certain Loan Documents........................................    96

                               TABLE OF CONTENTS
                                  (Continued)

                                                                                                Page
                                                                                                ----
                                    SCHEDULES

Schedule I            -      Fee Letters
Schedule II           -      Commitments
Schedule III          -      Applicable Lending Offices and Addresses for Notices
Schedule 4.2          -      Consents
Schedule 4.3          -      Ownership of Subsidiaries
Schedule 4.7          -      Litigation

                                    EXHIBITS

Exhibit A             -      Form of Assignment and Acceptance
Exhibit B-1           -      Form of Revolving Credit Note
Exhibit B-2           -      Form of Delayed Draw Term Note
Exhibit C             -      Form of Notice of Borrowing
Exhibit D             -      Form of Letter of Credit Request
Exhibit E             -      Form of Notice of Conversion or Continuation
Exhibit F-1           -      Form of Opinion of Counsel for the Borrower and Holdings
Exhibit F-2           -      Form of Opinion of Delaware Counsel for the Borrower and Holdings
Exhibit F-3           -      Form of Opinion of General Counsel
Exhibit G             -      Guaranty
Exhibit H             -      Pledge Agreement
Exhibit I-1           -      GMAC Consent
Exhibit I-2           -      Balfour Beatty Consent
Exhibit J             -      Form of Lender Consent

            AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 9, 2006, among MACQUARIE INFRASTRUCTURE COMPANY INC., a Delaware corporation (doing business in New York as Macquarie Infrastructure Company (US)), as borrower (the "Borrower"), MACQUARIE INFRASTRUCTURE COMPANY LLC, a Delaware limited liability company ("Holdings"), the Lenders (as defined below), the Issuers (as defined below) and CITICORP NORTH AMERICA, INC. ("Citicorp"), as agent for the Lenders and the Issuers (in such capacity, and as agent for the Secured Parties under the Collateral Documents (each as defined below), the "Administrative Agent").

                               WITNESSETH

            WHEREAS, the Borrower, Holdings, the Lenders and Issuers and the Administrative Agent are parties to the Credit Agreement, dated as of November 11, 2005 (as amended, modified or supplemented prior to the date hereof, the "Existing Credit Agreement");

            WHEREAS, the Borrower has requested, and the other parties have agreed, that the Existing Credit Agreement be amended and restated on the terms, and subject to the conditions, set forth herein; and

            WHEREAS, (a) this Agreement shall not constitute a novation of the rights, obligations and liabilities of the respective parties (including the Obligations) existing under the Existing Credit Agreement or evidence payment of all or any of such obligations and liabilities and (b) from and after the Effective Date (as defined below), the Existing Credit Agreement shall be of no further force or effect, except to evidence the Obligations (as defined therein) incurred, the representations and warranties made and the actions or omissions performed or required to be performed thereunder prior to the Effective Date;

            NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

            SECTION 1.1 DEFINED TERMS

            As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Account" has the meaning given to such term in the UCC.

            "Acquisition" means the acquisition by Holdings, the Borrower or any of their respective Subsidiaries of all or substantially all of the assets or Stock of any Target by way of a merger, consolidation or otherwise.

            "Adjusted Cash From Operations" means, for any Measurement Period, on a Consolidated basis and subject to Section 1.3 (Accounting Terms and Principles):

                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

            (a) Consolidated Net Cash From Operating Activities of MICT and its Subsidiaries during such Measurement Period, plus

            (b) the aggregate amount of any base management or performance fees that were paid by MICT or any of its Subsidiaries to MI Management pursuant to the terms of the Management Services Agreement that were reinvested by MI Management in MICT or any of its Subsidiaries during such Measurement Period by way of a purchase of the Stock or Stock Equivalents of MICT or any of its Subsidiaries, plus

            (c) the aggregate amount of any Restricted Payments received from any Investment held by MICT or any of its Subsidiaries during such Measurement Period to the extent included in Consolidated Net Cash From Investment Activities of MICT and its Subsidiaries during such Measurement Period, plus

            (d) the aggregate amount of any repayments of principal of any Indebtedness owed by any Person to MICT or any of its Subsidiaries during such Measurement Period to the extent included in Consolidated Net Cash From Investment Activities of MICT and its Subsidiaries during such Measurement Period, less

            (e) the aggregate amount of Capital Expenditures incurred by MICT or any of its Subsidiaries in the ordinary course of business in connection with the maintenance of its properties and assets during such Measurement Period, less

            (f) the portion of Consolidated Net Cash From Operating Activities attributable to any Subsidiary of Holdings during such Measurement Period to the extent that on the relevant Calculation Date, such Subsidiary is not permitted by the terms of any Contractual Obligation governing Indebtedness of such Subsidiary to make Restricted Payments to MICT or any of its Subsidiaries , less

            (g) the aggregate amount of any Restricted Payments received from any non-Consolidated Investment of MICT or any of its Subsidiaries during such Measurement Period to the extent that on the relevant Calculation Date, the Person that made such Restricted Payment is not permitted to make Restricted Payments to MICT or any of its Subsidiaries pursuant to the terms of any Contractual Obligation governing Indebtedness of such recipient Person, less

            (h) the aggregate amount of any payments of principal and interest in respect of any Indebtedness owed by any Person to MICT or any of its Subsidiaries during such Measurement Period to the extent that on the relevant Calculation Date the Person which made such payment would be prohibited pursuant to the terms of any Contractual Obligation governing Indebtedness of such Person from making such payment in the event that such payment were due on such Calculation Date; less

            (i) pro forma interest expense associated with any Debt Issuance of any Subsidiary of Holdings other than the Borrower during such Measurement Period for the period commencing on the first day of such Measurement Period and ending on the date of such Debt Issuance calculated using the interest rate applicable to the Indebtedness incurred in connection with such Debt Issuance as of the relevant Calculation Date, less

            (j) Consolidated Net Cash From Operating Activities and Consolidated Net Cash From Investment Activities of MICT and its Subsidiaries generated by any asset of any

                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

Subsidiary of MICT during such Measurement Period which asset was the subject of an Asset Sale (other than an Excluded Asset Sale) by such Subsidiary during such Measurement Period, less

            (k) the aggregate amount of (i) any scheduled repayments of principal of any Indebtedness owed by MICT or any of its Subsidiaries other than
(A) any such repayment made in respect of any Financial Covenant Debt of any Loan Party or (B) any such repayments of principal made with the proceeds from the incurrence of any Indebtedness (other than Financial Covenant Debt of any Loan Party) incurred by MICT or any of its Subsidiaries and (ii) payments in respect of the principal component of any Capital Lease of MICT or any of its Subsidiaries during such Measurement Period, plus

            (l) the aggregate amount of Cash Interest Expense of any Loan Party in respect of any Financial Covenant Debt of any Loan Party during such Measurement Period;

            provided, however, in the event of any bankruptcy or other insolvency event of any Subsidiary of MICT occurring or otherwise existing during such Measurement Period, "Adjusted Cash From Operations" shall not include that portion of Adjusted Cash From Operations attributable to such Subsidiary for such Measurement Period.

            "Administrative Agent" has the meaning specified in the preamble to this Agreement.

            "Affected Lender" has the meaning specified in Section 2.16 (Substitution of Lenders).

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or that is controlled by or is under common control with such Person, each officer, director, general partner or joint-venturer of such Person, and each Person that is the beneficial owner of 10% or more of any class of Voting Stock of such Person. For the purposes of this definition, "control" (including the terms "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agent Affiliate" has the meaning specified in Section 10.3 (Posting of Approved Electronic Communications).

            "Agreement" means this Amended and Restated Credit Agreement.

            "Applicable Lending Office" means, with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan, and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

            "Applicable Margin" means, as of any date of determination falling within the determination period set forth below, (i) at any time when any Delayed Draw Term Loans or any Delayed Draw Term Loan Commitments are outstanding, a per annum rate equal to the rate set forth below under Column A for the applicable type of Loan specified opposite such determination period and
(ii) at any time when no Delayed Draw Term Loans or any Delayed

                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

Draw Term Commitments are outstanding, a per annum rate equal to the rate set forth below under Column B for the applicable type of Loan specified opposite such determination period:


                                       COLUMN A                  COLUMN B
                              -------------------------    -----------------------
DETERMINATION                   BASE RATE    EURODOLLAR    BASE RATE    EURODOLLAR
PERIOD                           LOANS       RATE LOANS      LOANS      RATE LOANS
                              -----------    ----------    ---------    ----------
From and after the                1.00%         2.00%        0.25%        1.25%
Effective Date through
the 6 month anniversary
of the Effective Date:

From and after the 6              1.50%         2.50%        0.25%        1.25%
month anniversary of
the Effective Date
through but excluding
the 1 year
anniversary of the
Effective Date:

From and after the 1              2.00%         3.00%        0.25%        1.25%
year anniversary of
the Effective Date:

            "Applicable Unused Commitment Fee Rate" means, in the case of each Facility, a rate per annum equal to 20.0% of the Applicable Margin in effect from time to time with respect to Eurodollar Rate Loans under such Facility.

            "Approved Electronic Communications" means each notice, demand, communication, information, document and other material that any Loan Party is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including (a) any supplement to the Guaranty, any joinder to the Pledge Agreement and any other written Contractual Obligation delivered or required to be delivered in respect of any Loan Document or the transactions contemplated therein and (b) any Financial Statement, financial and other report, notice, request, certificate and other information material; provided, however, that, "Approved Electronic Communication" shall exclude (i) any Notice of Borrowing, Letter of Credit Request, Notice of Conversion or Continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing, (ii) any notice pursuant to Section 2.7 (Optional Prepayments) and Section 2.8 (Mandatory Prepayments) and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor,
(iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article III (Conditions To Loans And Letters Of Credit) or Section 2.3(a) (Letters of Credit)or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement.

            "Approved Electronic Platform" has the meaning specified in Section
10.3 (Posting of Approved Electronic Communications).

                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

            "Approved Fund" means any Fund that is advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or Affiliate of an entity that administers or manages a Lender.

            "Arranger" means Citigroup Global Markets Inc., in its capacity as sole arranger and sole book runner.

            "Asset Sale" means the sale, conveyance, transfer, license, lease or other disposition of any property or any interest therein by any Person (including the sale or factoring at maturity or collection of any accounts); provided that for the avoidance of doubt, the granting of a Lien on any such property or interest therein shall not in and of itself constitute an "Asset Sale".

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit A (Form of Assignment and Acceptance).

            "Available Credit" means, at any time, (a) the then effective Revolving Credit Commitments minus (b) the aggregate Revolving Credit Outstandings at such time.

            "Balfour Beatty Consent" means that certain Consent and Agreement, dated as of November 11, 2005, by and among Balfour Beatty PLC, Holdings and the Administrative Agent, together with that certain Acknowledgement and Agreement, dated as of March 27, 2006, by and among Balfour Beatty PLC, Holdings and the Administrative Agent, attached hereto as Exhibit I-2 (Balfour Beatty Consent).

            "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of the following:

            (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; and

            (b) 0.50% per annum plus the Federal Funds Rate.

            "Base Rate Loan" means any Loan during any period in which it bears interest based on the Base Rate.

            "Borrower" has the meaning specified in the preamble to this Agreement.

            "Borrower's Accountants" means KPMG LLP or other independent nationally-recognized public accountants reasonably acceptable to the Administrative Agent, provided, that any such nationally recognized public accounting firm that is a "big 4" accounting firm shall be deemed acceptable to the Administrative Agent.

            "Borrowing" means a Revolving Credit Borrowing or a Delayed Draw Term Borrowing.

            "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar

                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

            "Calculation Date" means the last day of each Fiscal Quarter of MICT commencing with the last day of the Fiscal Quarter ending March 31, 2006.

            "Capital Expenditures" means, for any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person and its Subsidiaries, excluding interest capitalized during construction.

            "Capital Lease" means, with respect to any Person, any lease of, or other arrangement conveying the right to use, property by such Person as lessee that would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

            "Capital Lease Obligations" means, with respect to any Person, the capitalized amount of all Consolidated obligations of such Person under Capital Leases.

            "Cash Collateral Account" means any Deposit Account or Securities Account that is (a) established by the Administrative Agent from time to time in its sole discretion to receive cash and Cash Equivalents (or purchase cash or Cash Equivalents with funds received) from the Loan Parties or Persons acting on their behalf pursuant to the Loan Documents, (b) with such depositaries and securities intermediaries as the Administrative Agent may determine in its sole discretion, (c) in the name of the Administrative Agent (although such account may also have words referring to the Borrower and the account's purpose), (d) under the control of the Administrative Agent and (e) in the case of a Securities Account, with respect to which the Administrative Agent shall be the Entitlement Holder and the only Person authorized to give Entitlement Orders with respect thereto.

            "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States federal government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any Lender or any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) that, at the time of acquisition, are rated at least "A-1" by S&P or "P-1" by Moody's, (c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's and (d) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a), (b) and (c) above, (ii) has net assets in excess of $500,000,000 and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a), (b) and (c) above shall not exceed 180 days.

            "Cash Interest Expense" means, with respect to any Loan Party for any Measurement Period, the Interest Expense of such Loan Party for such Measurement Period less the Non-Cash Interest Expense of such Loan Party for such Measurement Period.

            "CFC" means any Subsidiary (other than any (a) Initial Pledged Entity and (b) Subsidiary of Holdings that owns the Stock of the Borrower) of any Loan Party that would be a "controlled foreign corporation" under Section 957 of the Code or any Subsidiary of a Loan

                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

Party whose principal assets consist of Stock or other Stock Equivalents of a Person that would be a "controlled foreign corporation" under Section 957 of the Code.

            "Change of Control" means the occurrence of any of the following:

            (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 50% or more of the issued and outstanding Voting Stock of MICT or, to the extent MICT is terminated in accordance with the terms of the Trust Agreement, Holdings, in each case, on a fully diluted basis;

            (b) during any period of twelve consecutive calendar months, individuals who, at the beginning of such period, constituted the board of directors (or equivalent governing body) of Holdings (together with any new directors whose election by the board of directors of Holdings or whose nomination for election by the stockholders of Holdings was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office;

            (c) MICT shall cease to own and control all of the economic and voting rights associated with all of the outstanding Stock of Holdings, other than to the extent MICT is terminated in accordance with the terms of the Trust Agreement;

            (d) Holdings shall cease to own and control all of the economic and voting rights associated with all of the outstanding Stock of the Borrower; or

            (e) MI Management or Macquarie Bank Limited or any fund or other Person (other than an individual) reasonably acceptable to the Administrative Agent that is a Subsidiary of (or managed by a Subsidiary of) Macquarie Bank Limited, shall cease to manage the business and operations of Holdings and its Subsidiaries; provided, that any such fund or other Person that is a Subsidiary of (or managed by a Subsidiary of) Macquarie Bank Limited that has, at the relevant time, at least substantially the same resources and expertise available to it through Macquarie Bank Limited as are available to MI Management on the Effective Date (as certified to the Administrative Agent by a Responsible Officer of the Borrower) shall be deemed reasonably acceptable to the Administrative Agent.

            "Change of Control Consents" means any approvals or consents required to be obtained by MICT or any of its Subsidiaries under (a) any Contractual Obligation of MICT or such Subsidiary or (b) Requirement of Law applicable to MICT or such Subsidiary, in each case, in connection with any pledge, sale, disposition or other transfer of ownership interests or exercise of voting rights or other remedies in respect of any Stock or Stock Equivalents constituting part of the Collateral.

            "Citibank" means Citibank, N.A., a national banking association.

            "Citicorp" has the meaning specified in the preamble to this Agreement.

            "Closing Date" means November 11, 2005.

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

            "Code" means the U.S. Internal Revenue Code of 1986.

            "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any Collateral Document.

            "Collateral Documents" means the Pledge Agreement and any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Secured Obligations.

            "Collateral Letter" means that certain letter agreement, dated as of the Closing Date, by and among the Borrower, Holdings, each Person that was a Lender or an Issuer on the Closing Date and the Administrative Agent relating to certain Enforcement Actions with respect to the Collateral, as amended pursuant to Section 11.20 (Amendments to Certain Loan Documents).

            "Commitment" means, with respect to any Lender, such Lender's Revolving Credit Commitment, if any, and Delayed Draw Term Loan Commitment, if any, and "Commitments" means the aggregate Revolving Credit Commitments and Delayed Draw Term Loan Commitment of all Lenders.

            "Compliance Certificate" has the meaning specified in Section 6.1(c) (Financial Statements).

            "Consolidated" means, with respect to any Person, the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

            "Consolidated Net Cash From Investment Activities" means the amount reported on the Consolidated statement of cash flows of MICT for the line item entitled "net cash provided by investment activities" or any equivalent line item, determined in accordance with GAAP and in a manner consistent with the methodologies used to calculate such amount in the audited financial statements of MICT referred to in Section 4.4 (Financial Statements).

            "Consolidated Net Cash From Operating Activities" means the amount reported on the Consolidated statement of cash flows of MICT for the line item entitled "net cash provided by operating activities" or any equivalent line item, determined in accordance with GAAP and in a manner consistent with the methodologies used to calculate such amount in the audited financial statements of MICT referred to in Section 4.4 (Financial Statements).

            "Constituent Documents" means, with respect to any Person, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation (or the equivalent organizational documents) of such Person, (b) the by-laws, operating agreement (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election or duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person's Stock or Stock Equivalents.

            "Contaminant" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a

                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

            "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

            "Customary Permitted Liens" means, with respect to any Person, any of the following Liens:

            (a) Liens with respect to the payment of taxes, assessments or governmental charges in each case that are not yet due and payable or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

            (b) Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens, in each case (i) imposed by law or arising in the ordinary course of business, (ii) which secure amounts not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings and (iii) with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

            (c) pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, appeal, customs or performance bonds;

            (d) Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.1(g) (Events of Default) or securing appeal or other surety bonds related to such judgments; and

            (e) Liens arising by virtue of any statutory or common law provision relating to bankers' liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a credit or depository institution.

            "Debt Issuance" means the incurrence of Indebtedness of the type specified in clause (a) or (b) of the definition of "Indebtedness" by any Subsidiary of Holdings (other than the Borrower), other than Excluded Debt Issuances of such Person.

            "Default" means any event that, with the passing of time or the giving of notice or both, would become an Event of Default.

            "Delayed Draw Funding Date" means the date on which a Borrowing of Delayed Draw Term Loans is made.

                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

            "Delayed Draw Term Borrowing" means a borrowing consisting of Delayed Draw Term Loans made on the same day by the Delayed Draw Term Lenders ratably according to their respective Delayed Draw Term Commitments.

            "Delayed Draw Term Commitment" means, with respect to each Delayed Draw Term Lender, the commitment of such Lender to make Delayed Draw Term Loans to the Borrower on or before the Delayed Draw Term Commitment Termination Date in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule II (Commitments) under the caption "Delayed Draw Term Commitment" as amended to reflect each Assignment and Acceptance executed by such Lender. The aggregate principal amount of all Delayed Draw Term Commitments on the Effective Date shall be $180,000,000.

            "Delayed Draw Term Commitment Termination Date" means, in the case of the Trajen Acquisition, the earliest to occur of (i) the Administrative Agent's receipt of the Specified Acquisition Termination Notice, which shall be deemed to be a notice of termination of the Delayed Draw Term Commitments then outstanding, (ii) a public announcement by the owners of Trajen (or other appropriate Person) that the bid to make an Acquisition of, or Investment in, Trajen has been awarded to a Person other than a member of the MIC Group, (iii) March 31, 2007, (iv) the date on which the Delayed Draw Term Loans are funded and (v) in the case of any Equity Issuance (other than an Excluded Equity Issuance) made after the Effective Date, the date of such Equity Issuance; provided, that it is understood and agreed that in the event that the Net Cash Proceeds of such Equity Issuance are less than the then outstanding Delayed Draw Term Commitments, such Delayed Draw Term Commitments shall be terminated in part in an amount equal to such Net Cash Proceeds, with any such partial termination of the Delayed Draw Term Commitments being applied to ratably reduce the Delayed Draw Term Commitments of all Lenders by each such Lender's Ratable Portion of the amount of such partial termination.

            "Delayed Draw Term Lender" means, at any time, any Lender that has a Delayed Draw Term Commitment or a Delayed Draw Term Loan at such time.

            "Delayed Draw Term Loan Facility" means the Delayed Draw Term Commitments and the provisions herein related to the Delayed Draw Term Loans.

            "Delayed Draw Term Loans" has the meaning specified in Section 2.1(b) (Delayed Draw Term Commitments).

            "Delayed Draw Term Note" means a promissory note of the Borrower payable to the order of any Delayed Draw Term Lender in a principal amount equal to the Delayed Draw Term Loans owing to such Lender.

            "Delayed Draw Unused Commitment Fee" has the meaning specified in
Section 2.11(a)(ii) (Unused Commitment Fees).

            "Deposit Account" has the meaning given to such term in the UCC.

            "Documentary Letter of Credit" means any Letter of Credit that is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Borrower or any of its Subsidiaries in the ordinary course of its business.

                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

            "Dollars" and the sign "$" each mean the lawful money of the United States of America.

            "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule III (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

            "Domestic Person" means any "United States person" under and as defined in Section 770 l(a)(30) of the Code.

            "Effective Date" means the date on which this Agreement shall have become effective in accordance with Section 3.1 (Conditions Precedent to Effectiveness).

            "Eligible Assignee" means (a) a Lender or an Affiliate or Approved Fund of any Lender, (b) a commercial bank having total assets in excess of $5,000,000,000, (c) a finance company, insurance company or any other financial institution or Fund, in each case reasonably acceptable to the Administrative Agent and regularly engaged in making, purchasing or investing in loans and having a net worth, determined in accordance with GAAP, in excess of $250,000,000 (or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or Fund, reasonably acceptable to the Administrative Agent and the Borrower) or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof having a net worth, determined in accordance with GAAP, in excess of $250,000,000; provided, that no Affiliate of the Borrower shall constitute an Eligible Assignee at any time when the sale, transfer, negotiation or assignment of Loans or Commitments to such Person would result in Affiliates of the Borrower that are Lenders holding, collectively, greater than or equal to 50% of the outstanding Loans or Commitments, as the case may be, under the Facility.

            "Enforcement Action" means any sale or other disposition or exercise of voting rights by the Administrative Agent or any Secured Party (including by way of foreclosure) in respect of all or any part of the Collateral.

            "Entitlement Holder" has the meaning given to such term in the UCC.

            "Entitlement Order" has the meaning given to such term in the UCC.

            "Environmental Laws" means all applicable Requirements of Law now or hereafter in effect and as amended or supplemented from time to time, relating to pollution or the regulation and protection of worker health and safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C.
Section 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.); the Toxic Substance Control Act, as amended (15 U.S.C. Section 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. Section 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. Section 300f et seq.); and

                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

each of their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann. Section 13:1K-6 et seq.).

            "Environmental Liabilities and Costs" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute and whether arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, in each case relating to any environmental, worker health or safety condition or to any Release or threatened Release and resulting from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

            "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

            "Equipment" has the meaning given to such term in the UCC.

            "Equity Issuance" means the issuance or sale of any Stock of MICT or any of its Subsidiaries.

            "ERISA" means the United States Employee Retirement Income Security Act of 1974.

            "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board.

            "Eurodollar Base Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period appearing on the Dow Jones Markets Telerate Page 3750 as of 11:00 a.m., London time, on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Dow Jones Markets Telerate Page 3750 (or otherwise on the Dow Jones Markets screen), the Eurodollar Base Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, the Eurodollar Base Rate shall be the rate of interest determined by the Administrative Agent to be the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in London to major banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Loan of Citibank for a period equal to such Interest Period.

            "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule III (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

            "Eurodollar Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b)(i) a percentage equal to 100% minus (ii) the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

            "Eurodollar Rate Loan" means any Loan that, for an Interest Period, bears interest based on the Eurodollar Rate.

            "Event of Default" has the meaning specified in Section 9.1 (Events of Default).

            "Excluded Asset Sale" means each of the following Asset Sales:

            (a) the sale or other disposition of property that has become obsolete or worn out or is replaced in the ordinary course of business or which in the good faith judgment of the Borrower, Holdings or the relevant Subsidiary is no longer useful in such Person's business;

            (b) the sale or other disposition of Cash Equivalents, Inventory or other goods or services, in each case in the ordinary course of business;

            (c) sales or other dispositions by the Borrower, Holdings or any Subsidiary of Holdings to the Borrower, Holdings or any Subsidiary of any thereof;

            (d) sales or other dispositions of property in connection with a foreclosure, transfer or deed in lieu of foreclosure or other exercise of remedial action;

            (e) sales or other dispositions of property by any Subsidiary of the Borrower or Holdings, the proceeds of which are required to be used to repay Indebtedness of such Subsidiary (or any direct or indirect parent company of such Subsidiary other than a Loan Party) by the documentation governing such Indebtedness;

            (f) sales of Real Property or Equipment to the extent that such Real Property or Equipment is exchanged for credit against the purchase price of similar replacement Real Property or Equipment;

            (g) sales of accounts receivable and other rights to payment for collection purposes;

            (h) assignments and licenses of intellectual property of Holdings and its Subsidiaries in the ordinary course of business; and

            (i) a true lease or sublease of Real Property not constituting Indebtedness and not constituting a sale and leaseback transaction;

                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

      provided, however, that notwithstanding anything to the contrary in the foregoing, no sale or disposition of Collateral shall be deemed to be an "Excluded Asset Sale".

            "Excluded Debt Issuance" means each of the following Debt Issuances:

            (a) Qualified Acquisition Debt;

            (b) Indebtedness incurred by any Loan Party to the extent such Indebtedness is permitted to be incurred hereunder;

            (c) Indebtedness to finance the acquisition, construction or improvement of fixed assets or other Capital Expenditures in the ordinary course of business by Holdings or any of its Subsidiaries; provided, that for the avoidance of doubt, the acquisition, construction or improvement of fixed assets, or other Capital Expenditures relating to property, that are in the same line of business (or reasonably incidental thereto) as the principal business of such Subsidiary shall be deemed to be in the ordinary course of business of such Subsidiary for purposes of determining whether such Indebtedness constitutes an "Excluded Debt Issuance";

            (d) Indebtedness incurred in the ordinary course of business and applied to finance working capital of Holdings and its Subsidiaries;

            (e) Indebtedness arising from intercompany loans among any of Holdings and its Subsidiaries;

            (f) Indebtedness of any Person that becomes a direct or indirect Subsidiary of Holdings after the Closing Date which Indebtedness is outstanding at the time such Person becomes a Subsidiary; provided, that such Indebtedness is not (i) incurred in contemplation of such Person becoming a Subsidiary of Holdings and (ii) is not guaranteed by any Loan Party; and

            (g) Renewals, extensions, refinancings and refunds of Indebtedness of Holdings or any of its Subsidiaries outstanding on the Closing Date; provided, however, that any such renewal, extension, refinancing or refund is in an aggregate principal amount not greater than the sum of (i) the principal amount of the Indebtedness being renewed, extended, refinanced or refunded, (ii) the amount of any accrued and unpaid interest in respect of such principal amount, (iii) any prepayment, early termination or call premium paid in connection with the foregoing and (iv) the amount of any reasonable fees and expenses incurred by such Person in connection therewith; provided, further, however, that for the avoidance of doubt, to the extent that the principal amount of the Indebtedness incurred in connection with the renewal, extension, refinancing or refunding of any Indebtedness of Holdings or any of its Subsidiaries exceeds the sum of the amounts contemplated by clauses (i) through (iv) above, the amount of such excess Indebtedness incurred by Holdings or any such Subsidiary shall not constitute an "Excluded Debt Issuance".

                  "Excluded Entity" has the meaning set forth in Section 1.3(d) (Accounting Terms and Principles).

            "Excluded Equity" has the meaning set forth in the Pledge Agreement.

                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

            "Excluded Equity Issuance" means each of the following Equity
Issuances:

            (a) the issuance or sale of Stock by MICT or any of its Subsidiaries to any Person that is the parent of such Person, which issuance or sale is made in consideration of a contribution to the equity capital of such Person from such parent and is for a purpose other than repayment of any Delayed Draw Term Loans (it being understood that any such issuance or sale of Stock by the Borrower or Holdings to their respective parents pursuant to this clause (a) at any time when any Delayed Draw Term Commitment and/or Delayed Draw Term Loan is outstanding shall be applied to permanently reduce such Delayed Draw Term Commitments or repay the Delayed Draw Term Loans);

            (b) the issuance of common stock by MICT or any of its Subsidiaries occurring in the ordinary course of business to any director, member of management, or employee of MICT or any of its Subsidiaries;

            (c) the issuance or sale of Stock by any Subsidiary of Holdings (other than the Borrower), the proceeds of which are required to be used to repay Indebtedness of such Subsidiary (or, in the case of non-Consolidated Investments, any direct or indirect parent company of such Subsidiary that is not a Loan Party) by the documentation governing such Indebtedness; and

            (d) the issuance or sale of Stock by MICT or any Loan Party to MI Management or any successor thereto, as manager under the Management Services Agreement pursuant to the terms of the Management Services Agreement.

            "Excluded Property Loss Event" means any Property Loss Event, the proceeds of which are required to be used to prepay Indebtedness of Holdings or any of its Subsidiaries (or, in the case of non-Consolidated Investments, any direct or indirect parent company of such Subsidiary that is not a Loan Party) by the documentation governing such Indebtedness.

            "Facilities" means, collectively, the Delayed Draw Term Loan Facility and the Revolving Credit Facility.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Federal Reserve Board" means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

            "Fee Letters" means, collectively, each letter agreement listed on
Schedule I (Fee Letters), addressed to the Borrower and Holdings from the applicable Lender or Affiliates of such Lender party thereto and accepted by the Borrower and Holdings, with respect to, among other things, certain fees to be paid from time to time.

                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

            "Financial Covenant Debt" of any Person means Indebtedness of the type specified in clauses (a), (b), (d), (e), (f) and (h) of the definition of "Indebtedness" and non-contingent obligations of the type specified in clause
(c) of such definition; provided, that "Indebtedness" shall not include Indebtedness owing by Holdings or the Borrower to the Borrower, Holdings or any of its Subsidiaries.

            "Financial Statements" means the financial statements of the Borrower and its Subsidiaries delivered in accordance with Section 4.4 (Financial Statements) and Section 6.1 (Financial Statements).

            "Fiscal Quarter" means each of the three month periods ending on March 31, June 30, September 30 and December 31.

            "Fiscal Year" means the twelve month period ending on December 31.

            "Fund" means any Person (other than a natural Person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.

            "Gas Acquisition" means the Acquisition of, or Investment in, The Gas Company, L.L.C. by the Borrower, directly or indirectly through Macquarie Gas Holdings LLC, a wholly owned Subsidiary of the Borrower.

            "General Intangible" has the meaning given to such term in the UCC.

            "GMAC Consent" means that certain letter agreement, dated as of November 11, 2005, by and among GMAC Commercial Mortgage Corporation, Parking Company of America Airports LLC, PCAA SP, LLC, PCA Airports, Ltd, Parking Company of America Airports Phoenix, LLC, Macquarie Americas Parking Corporation, the Borrower and the Administrative Agent, attached hereto as
Exhibit I-1 (GMAC Consent).

            "Governmental Authority" means any nation, sovereign or government, any state or other political subdivision thereof and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any central bank or stock exchange.

            "Guarantor" means, collectively, Holdings and each other Person that becomes a Guarantor pursuant to Section 7.8 (Additional Guarantees).

            "Guaranty" means the guaranty, dated as of the Closing Date, executed by Holdings and each other Guarantor that becomes a party thereto and attached hereto as Exhibit G (Guaranty).

                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

            "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise),
(ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss or (v) to supply funds to, or in any other manner invest in, such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under clause (b)(i), (ii),
(iii), (iv) or (v) above the primary purpose or intent thereof is to provide assurance that Indebtedness of another Person will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

            "Hedging Contracts" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

            "Holdings" has the meaning specified in the preamble to this Agreement.

            "Incremental Commitment" means, with respect to any Lender, such Lender's Commitment hereunder minus such Lender's Prior Commitment, as set forth opposite such Lender's name on Schedule II (Commitments) under the caption "Incremental Commitment".

            "Indebtedness" of any Person means without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or that bear interest, (c) all reimbursement and all obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services, other than trade payables (which, for the avoidance of doubt, shall include payables to MI Management pursuant to the terms of the Management Services Agreement) incurred in the ordinary course of business that are not overdue, (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person and the present value of future rental payments under

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

all synthetic leases, (g) all Guaranty Obligations of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person and (j) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including Accounts and General Intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

            "Indemnified Matter" has the meaning specified in Section 11.4 (Indemnities).

            "Indemnitee" has the meaning specified in Section 11.4
(Indemnities).

            "Initial Pledged Entities" means each of the Borrower, Macquarie FBO Holdings LLC, a Delaware limited liability company, Macquarie District Energy Holdings LLC, a Delaware limited liability company, Macquarie Americas Parking Corporation, a Delaware corporation, Macquarie Yorkshire LLC, a Delaware limited liability company, South East Water LLC, a Delaware limited liability company, Communications Infrastructure LLC, a Delaware limited liability company, Macquarie Gas Holdings LLC, a Delaware limited liability company and Macquarie Terminal Holdings LLC, a Delaware limited liability company.

            "Interest Coverage Ratio" means, for any Measurement Period, the ratio of (a) Adjusted Cash From Operations for such Measurement Period to (b) Cash Interest Expense in respect of Financial Covenant Debt of any Loan Party for such Measurement Period.

            "Interest Expense" means, for any Loan Party for any Measurement Period, (a) Consolidated total interest expense of such Loan Party for such Measurement Period and including, in any event, interest capitalized during such Measurement Period and net costs under Interest Rate Contracts for such Measurement Period minus (b) Consolidated net gains of such Loan Party under Interest Rate Contracts for such Measurement Period.

            "Interest Period" means, in the case of any Eurodollar Rate Loan,
(a) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.2 (Borrowing Procedures) or Section 2.10 (Conversion/Continuation Option) and (b) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to
Section 2.10 (Conversion/Continuation Option), a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section
2.10 (Conversion/Continuation Option); provided, however, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Rate Loans are subject to the following:

                        (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

      Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                  (iii) the Borrower may not select any Interest Period that ends after the date of a scheduled principal payment on the Loans as set forth in Article II (The Facilities) unless, after giving effect to such selection, the aggregate unpaid principal amount of the Loans for which Interest Periods end after such scheduled principal payment shall be equal to or less than the principal amount to which the Loans are required to be reduced after such scheduled principal payment is made; and

                  (iv) there shall be outstanding at any one time no more than eight Interest Periods in the aggregate for all Loans.

            "Interest Rate Contracts" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

            "Inventory" has the meaning given to such term in the UCC.

            "Investment" means, with respect to any Person, (a) any purchase or other acquisition by such Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by such Person of all or a significant part of the assets of a business conducted by any other Person, or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any other Person, (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted) or capital contribution by such Person to any other Person, including all Indebtedness of any other Person to such Person arising from a sale of property by such Person other than in the ordinary course of its business, and (d) any Guaranty Obligation incurred by such Person in respect of Indebtedness of any other Person.

            "IRS" means the Internal Revenue Service of the United States or any successor thereto.

            "Issue" means, with respect to any Letter of Credit, to issue, extend the expiry of, renew or increase the maximum face amount (including by deleting or reducing any scheduled decrease in such maximum face amount) of, such Letter of Credit. The terms "Issued" and "Issuance" shall have a corresponding meaning.

            "Issuer" means (a) each of Citicorp, Credit Suisse and Macquarie Bank Limited (or Affiliates of any of them, including, in the case of Citicorp, Citibank), each in their respective capacities as issuers of Letters of Credit hereunder and (b) each other Revolving Credit Lender or Affiliate of a Revolving Credit Lender that hereafter becomes an Issuer with the approval of the Administrative Agent and the Borrower by agreeing pursuant to an agreement with and in form

                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

and substance satisfactory to the Administrative Agent and the Borrower to be bound by the terms hereof applicable to Issuers.

            "Land" of any Person means all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased or purported to be owned, leased or hereafter acquired or leased by such Person.

            "Lender" means each financial institution or other entity that (a) is listed on the signature pages hereof as a "Lender" or (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance.

            "Letter of Credit" means any letter of credit Issued pursuant to
Section 2.3 (Letters of Credit).

            "Letter of Credit Obligations" means, at any time, the aggregate of all liabilities at such time of the Borrower to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, including, without duplication, the sum of (a) the Reimbursement Obligations at such time and (b) the Letter of Credit Undrawn Amounts at such time.

            "Letter of Credit Reimbursement Agreement" has the meaning specified in Section 2.3(a) (Letters of Credit).

            "Letter of Credit Request" has the meaning specified in Section 2.3(c) (Letters of Credit).

            "Letter of Credit Sublimit" means an amount equal to the aggregate amount of the Revolving Credit Commitments in effect from time to time. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

            "Letter of Credit Undrawn Amounts" means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

            "Leverage Ratio" means, as of any Calculation Date, the ratio of (a) Financial Covenant Debt of Holdings and the Borrower outstanding as of such Calculation Date to (b) Adjusted Cash From Operations for the Measurement Period ending on such Calculation Date.

            "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or the performance of any other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease and any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.

            "Loan" means any loan made by any Lender pursuant to this Agreement.

            "Loan Documents" means, collectively, this Agreement, the Notes (if any), the Guaranty, the Fee Letters, each Letter of Credit Reimbursement Agreement, the Collateral Letter, the Collateral Documents and, to the extent designated in writing as a Loan Document by the

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

Borrower and the Administrative Agent, each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

            "Loan Party" means each of the Borrower, Holdings and each other Person, if any, that becomes a Guarantor.

            "Management Services Agreement" means that certain Management Services Agreement, dated December 21, 2004, by and between Holdings, certain Subsidiaries of Holdings and MI Management, as in effect on the Effective Date and as may be amended, modified or otherwise supplemented from time to time in accordance with Section 8.6 (Certain Agreements).

            "Mandatory Prepayment Date" has the meaning specified in Section 2.8 (Mandatory Prepayments).

            "Material Adverse Change" means a material adverse change in the operations, assets, financial condition or business of the Borrower and Holdings, taken as a whole.

            "Material Adverse Effect" means a material adverse effect on (a) the operations, assets, financial condition or business of the Borrower and Holdings, taken as a whole and (b) the legality, validity or enforceability of any Loan Document against the Borrower or any other Loan Party which would have a material adverse effect on the rights, remedies and benefits available to or conferred upon the Administrative Agent, the Lenders or the Issuers thereunder, taken as whole; provided, that the inclusion in certain Contractual Obligations of Subsidiaries of the Loan Parties of provisions giving the counterparty thereto the right to terminate such Contractual Obligation upon the occurrence of a "change of control" or similar event in connection with an Enforcement Action shall not, in and of themselves be deemed a material adverse effect on the rights, remedies and benefits available to or conferred upon the Administrative Agent, the Lenders or the Issuers thereunder, taken as a whole.

            "Measurement Period" means, with respect to any Calculation Date, each period of four consecutive Fiscal Quarters of MICT ending (or most recently then ended) on such Calculation Date.

            "MIC Group" means MICT and its Subsidiaries.

            "MICT" means Macquarie Infrastructure Company Trust, a statutory trust organized under the laws of the state of Delaware.

            "MI Management" means Macquarie Infrastructure Management (USA) Inc, a Delaware corporation.

            "Moody's" means Moody's Investors Service, Inc.

            "Net Cash Proceeds" means proceeds received by Holdings, the Borrower or any of their respective Subsidiaries after the Effective Date in cash or Cash Equivalents from any (a) Asset Sale, other than an Excluded Asset Sale, net of (i) the reasonable cash costs of sale, assignment or other disposition (including, without limitation, sales and commission fees and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated to be payable as a result thereof, (iii) appropriate amounts to be retained by such Person as a reserve, in

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

accordance with GAAP, against liabilities associated with such Asset Sale, including liabilities under any indemnification obligations associated with such Asset Sale; provided, that if and to the extent such reserves are no longer required to be maintained in accordance with GAAP, such amounts shall constitute Net Cash Proceeds to the extent such amounts would have otherwise constituted Net Cash Proceeds under this clause (a), and (iv) any amount required to be paid or prepaid on Indebtedness (other than the Obligations) of Holdings or any of its Subsidiaries (or, in the case of non-Consolidated Investments, any direct or indirect parent company of such Subsidiary that is not a Loan Party) by the documentation governing such Indebtedness as a consequence of such Asset Sale, provided, however, that reasonable evidence of each of clauses (i), (ii), (iii) and (iv) above is provided to the Administrative Agent in form and substance reasonably satisfactory to it, (b) Property Loss Event (other than an Excluded Property Loss Event) net of (i) taxes paid or reasonably estimated to be payable as a result thereof and (ii) appropriate amounts to be retained by such Person as a reserve, in accordance with GAAP, against liabilities associated with such property; provided, however, that reasonable evidence of each of clauses (i) and
(ii) above is provided to the Administrative Agent in form and substance reasonably satisfactory to it, or (c)(i) Equity Issuance (other than any Excluded Equity Issuance) or (ii) any Debt Issuance (other than any Excluded Debt Issuance), in each case net of brokers' and advisors' fees and other costs incurred in connection with such transaction; provided, however, that in the case of this clause (c), reasonable evidence of such costs is provided to the Administrative Agent in form and substance reasonably satisfactory to it.

            "Non-Cash Interest Expense" means, with respect to any Loan Party for any Measurement Period, the sum of the following amounts to the extent included in the definition of Interest Expense (a) the amount of debt discount and debt issuance costs amortized, (b) charges relating to write-ups or write-downs in the book or carrying value of existing Financial Covenant Debt of any Loan Party, (c) interest payable in evidences of Indebtedness or by addition to the principal of the related Indebtedness and (d) other non-cash interest.

            "Non-Consenting Lender" has the meaning specified in Section 11.1(c) (Amendments, Waivers, Etc.).

            "Non-Funding Lender" has the meaning specified in Section 2.2(d) (Borrowing Procedures).

            "Non-U.S. Lender" means each Lender or Issuer (or the Administrative Agent) that is not a Domestic Person.

            "Note" means any Revolving Credit Note or Delayed Draw Term Note.

            "Notice of Borrowing" has the meaning specified in Section 2.2(a) (Revolving Credit Borrowings).

            "Notice of Conversion or Continuation" has the meaning specified in
Section 2.10 (Conversion/Continuation Option).

            "Obligations" means the Loans, the Letter of Credit Obligations and all other amounts, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, any Issuer, any Affiliate of any of them or any Indemnitee, of every type and description (whether by reason of an extension of credit, opening or amendment of a letter of credit or payment of any draft drawn or other payment thereunder, loan, guaranty,

                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

indemnification, foreign exchange or currency swap transaction, interest rate hedging transaction or otherwise), present or future, arising under this Agreement or any other Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, including all letter of credit, cash management and other fees, interest, charges, expenses, attorneys' fees and disbursements, and other sums chargeable to the Borrower under this Agreement or any other Loan Document and all obligations of the Borrower under any Loan Document to provide cash collateral for any Letter of Credit Obligation.

            "Outstandings" means, at any particular time, the sum of (a) the Revolving Credit Outstandings at such time and (b) the principal amount of the Delayed Draw Term Loans outstanding at such time.

            "Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into Law October 26, 2001)).

            "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

            "Permitted Affiliate Transactions" means, collectively, (a) transactions with Affiliates involving consideration of less than $1,000,000 individually and $10,000,000 in the aggregate for all such transactions; (b) transactions with Affiliates pursuant to Contractual Obligations in effect on and as of the Closing Date as such Contractual Obligations may be amended, replaced or otherwise modified from time to time after the Closing Date to the extent such amendment, replacement or modification is not more disadvantageous to the interests of the Lenders, as reasonably determined in good faith by the Board of Directors (or equivalent governing body) (or any committee thereof) of Holdings, the Borrower or any other Loan Party, as applicable; (c) loans or advances to employees or officers of Holdings, the Borrower or any Subsidiaries of Holdings in the ordinary course of business as presently conducted other than any loans or advances that would be in violation of Section 402 of the Sarbanes-Oxley Act; (d) reasonable and customary (as determined in good faith by the Board of Directors (or equivalent governing body) (or any committee thereof) of Holdings, the Borrower or any other Loan Party, as applicable) fees, and other compensation payable to (and indemnities provided on behalf of) officers, directors, employees, advisors and consultants of Holdings, the Borrower or any such other Loan Party; (e) transactions among Holdings, the Borrower and their respective Subsidiaries; (f) transactions with Affiliates in connection with any non-Consolidated Investment of Holdings if Holdings, the Borrower or any other Loan Party participates in the ordinary course of business and on a basis no less advantageous than the basis on which the owners of the other Stock of such non-Consolidated Investment participate in such transaction; (g) agreements with MICT, Holdings or any Subsidiary of Holdings to provide for the commercially reasonable and equitable allocation of shared costs and expenses (including corporate overhead costs and expenses) of the MIC Group and (h) the Loans or other extensions of credit made to the Borrower by Macquarie Bank Limited in its capacity as a Lender or an Issuer pursuant to this Agreement and the other Loan Documents.

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity or a Governmental Authority.

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

            "Pledge Agreement" means the pledge agreement, dated as of the Closing Date, executed by the Borrower and each Guarantor as amended by Pledge Amendment No. 1 and 2, each dated April 28, 2006 and attached hereto as Exhibit H (Pledge Agreement).

            "Pledged Stock" has the meaning specified in the Pledge Agreement and shall include, as of the Effective Date, the Stock and Stock Equivalents of the Initial Pledged Entities owned by Holdings and the Borrower.

            "Prior Commitment" means, with respect to any Lender, such Lender's "Commitment" under and as defined in the Existing Credit Agreement, if any, immediately prior to giving effect to this Agreement.

            "Pro Forma Basis" means, with respect to any calculation of compliance with any financial covenant or financial term, the calculation thereof in respect of the relevant Measurement Period after giving effect, on a pro forma basis, to each Acquisition and each Investment consummated during such Measurement Period (provided, that in the case of any Acquisition of, or Investment in, property or assets (other than Stock), such pro forma calculation shall only apply to each Fiscal Quarter during such Measurement Period for which historical financial results accounted for in accordance with GAAP for the property or assets so acquired are available) for which aggregate consideration paid by Holdings or any of its Subsidiaries shall be equal to or greater than $25,000,000, together with all transactions relating thereto consummated during such Measurement Period (including any incurrence, assumption, refinancing or repayment of Indebtedness), as if such Acquisition or Investment, as the case may be, and related transactions had been consummated on the first day of such Measurement Period, in each case, as determined in good faith by a Responsible Officer of Holdings and based on historical results accounted for in accordance with GAAP and, for any fiscal period ending on or prior to the first anniversary of such Acquisition or such Investment, may include adjustments to reflect operating expense and cost reductions reasonably expected to result from such Acquisition or such Investment, as the case may be, and related transactions less the amounts reasonably expected to be incurred by Holdings and its Subsidiaries to achieve such expense and cost savings and, to the extent practicable, adjustments in accordance with Regulation S-X of the Securities Act of 1933, to the extent that Holdings delivers to the Administrative Agent (a) a certificate of a Responsible Officer of Holdings setting forth such operating expense and cost reductions and the costs to achieve such reductions and (b) information and calculations supporting in reasonable detail such estimated operating expenses, cost reductions and the costs to achieve such reductions.

            "Proceeds" has the meaning given to such term in the UCC.

            "Projected Debt Service Coverage Ratio" means, with respect to any proposed Acquisition or Investment, the ratio of (a) the cash flow projected to be available from the proposed Acquisition or Investment to repay scheduled payments of principal and interest in respect of the applicable Qualified Acquisition Debt (determined based upon a base case model and calculations used by Holdings or any of its Subsidiaries in connection with such Acquisition or Investment (such model and calculations to be reasonably acceptable to the Administrative Agent), as the case may be, a copy of which shall have been delivered to the Administrative Agent) to (b) the scheduled payments of principal and interest in respect of the applicable Qualified Acquisition Debt (excluding any scheduled repayments of principal at the maturity of such Qualified Acquisition Debt).

                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

            "Property Loss Event" means (a) any loss of or damage to property of Holdings or any of its Subsidiaries that results in the receipt by such Person of proceeds of insurance in excess of $5,000,000 (individually or in the aggregate) or (b) any taking of property of Holdings or any of its Subsidiaries that results in the receipt by such Person of a compensation payment in respect thereof in excess of $5,000,000 (individually or in the aggregate).

            "Purchasing Lender" has the meaning specified in Section 11.7 (Sharing of Payments, Etc.).

            "Qualified Acquisition Debt" means any Indebtedness incurred or assumed in connection with an Acquisition or Investment; provided, that (a) the amount of such Indebtedness does not exceed the sum of (i) the total consideration paid in respect of such Acquisition plus (ii) the amount of the fees and other out of pocket costs and expenses incurred in connection with such Acquisition and such Indebtedness; (b) after giving effect to such Indebtedness, the Projected Debt Service Coverage Ratio shall not be less than 1.00 to 1.00 for each full Fiscal Year thereafter occurring prior to the Scheduled Termination Date to the extent such Indebtedness remains outstanding; (c) and such Indebtedness is permitted to be incurred or assumed at such time under
Section 8.7 (Indebtedness) and (d) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer certifying (together with the base case model and calculations used by Holdings or any of its Subsidiaries in connection with such Acquisition) that each of conditions specified in the foregoing clauses (a), (b) and (c) have been satisfied.

            "Ratable Portion" or (other than in the expression "equally and ratably") "ratably" means, with respect to any Lender,

            (a) with respect to the Revolving Credit Facility, the percentage obtained by dividing (i) the Revolving Credit Commitment of such Lender by
      (ii) the aggregate Revolving Credit Commitments of all Lenders (or, at any time after the Revolving Credit Commitment Termination Date, the percentage obtained by dividing the Revolving Credit Outstandings owing to such Lender by the Revolving Credit Outstandings owing to all Lenders); and

            (b) with respect to the Delayed Draw Term Loans, the percentage obtained by dividing (i) the Delayed Draw Term Commitments (if any) and Delayed Draw Term Loans (if any) of such Lender by (ii) the aggregate Delayed Draw Term Commitments (if any) and Delayed Draw Term Loans (if any) of all Lenders.

            "Real Property" of any Person means the Land of such Person, together with the right, title and interest of such Person, if any, in and to the streets, the Land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land and any fixtures appurtenant thereto.

            "Register" has the meaning specified in Section 2.6 (Evidence of Debt).

                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

            "Reimbursement Date" has the meaning specified in Section 2.3(h) (Letters of Credit).

            "Reimbursement Obligations" means, as and when matured, the obligation of the Borrower to pay, on the date payment is made or scheduled to be made to the beneficiary under each such Letter of Credit (or at such other date as may be specified in the applicable Letter of Credit Reimbursement Agreement), all amounts of each draft and other requests for payments drawn under Letters of Credit, and all other matured reimbursement or repayment obligations of the Borrower to any Issuer with respect to amounts drawn under Letters of Credit.

            "Release" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned, leased or operated by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

            "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

            "Requirement of Law" means, with respect to any Person, the common law and all federal, state, local and foreign laws, treaties, rules and regulations, orders, judgments, decrees and other determinations of, concessions, grants, franchises, licenses and other Contractual Obligations with, any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Requisite Delayed Draw Term Lenders" means, collectively, Delayed Draw Term Lenders having more than (a) prior to the Delayed Draw Funding Date, fifty percent (50%) of the aggregate outstanding amount of the Delayed Draw Term Commitments or (b) at any time thereafter, fifty percent (50%) of the aggregate principal amount of all Delayed Draw Term Commitments (if any) and Delayed Draw Term Loans (if any) outstanding as of the most recent Delayed Draw Funding Date (after giving effect to the Delayed Draw Term Loans made on such date). A Non-Funding Lender shall not be included in the calculation of "Requisite Delayed Draw Term Lenders."

            "Requisite Lenders" means, collectively, Lenders having more than fifty percent (50%) of the sum of (a) the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Commitment Termination Date, the Revolving Credit Outstandings, and (b) the aggregate outstanding amount of the Delayed Draw Term Commitments (if any) and the aggregate principal amount of all Delayed Draw Term Loans (if any) outstanding as of the most recent Delayed Draw Funding Date (after giving effect to the Delayed Draw Term Loans made on such date). A Non-Funding Lender shall not be included in the calculation of "Requisite Lenders."

            "Requisite Revolving Credit Lenders" means, collectively, Revolving Credit Lenders having more than fifty percent (50%) of the sum of (a) the aggregate outstanding amount of the Revolving Credit Commitments or (b) after the Revolving Credit Commitment

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

Termination Date, the Revolving Credit Outstandings. A Non-Funding Lender shall not be included in the calculation of "Requisite Revolving Credit Lenders."

            "Responsible Officer" means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person but, in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.

            "Restricted Payment" means (a) any dividend, distribution or any other payment whether direct or indirect, on account of any Stock or Stock Equivalent of any Person or any of its Subsidiaries now or hereafter outstanding and (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalent of any Person or any of its Subsidiaries now or hereafter outstanding.

            "Revolving Credit Borrowing" means Revolving Loans made on the same day by the Revolving Credit Lenders, ratably according to their respective Revolving Credit Commitments.

            "Revolving Credit Commitment" means, with respect to each Revolving Credit Lender, the commitment of such Lender to make Revolving Loans to the Borrower and acquire interests in other Revolving Credit Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule II (Commitments) under the caption "Revolving Credit Commitment," as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced pursuant to this Agreement. The aggregate principal amount of all Revolving Credit Commitments on the Effective Date shall be $300,000,000.

            "Revolving Credit Commitment Termination Date" shall mean the earliest of (a) the Scheduled Termination Date, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.4 (Reduction and Termination of the Commitments) and (c) the date on which the Obligations become due and payable pursuant to Section 9.2 (Remedies).

            "Revolving Credit Facility" means the Revolving Credit Commitments and the provisions herein related to the Revolving Loans and Letters of Credit.

            "Revolving Credit Lender" means each Lender having a Revolving Credit Commitment.

            "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender in a principal amount equal to the amount of such Lender's Revolving Credit Commitment evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Revolving Loans owing to such Lender.

            "Revolving Credit Outstandings" means, at any particular time, the sum of the (a) the principal amount of the Revolving Loans outstanding at such time and (b) the Letter of Credit Obligations of the Borrower outstanding at such time.

            "Revolving Credit Unused Commitment Fee" has the meaning specified in Section 2.11(a)(i) (Unused Commitment Fees).

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

            "Revolving Loan" has the meaning specified in Section 2.1(a) (Revolving Credit Commitments).

            "S&P" means Standard & Poor's Rating Services.

            "Sarbanes-Oxley Act" means the United States Sarbanes-Oxley Act of 2002.

            "Scheduled Termination Date" means March 31, 2008.

            "Secured Obligations" means, in the case of the Borrower, the Obligations, and, in the case of any other Loan Party, the obligations of such Loan Party under the Guaranty and the other Loan Documents to which it is a party.

            "Secured Parties" means the Lenders, the Issuers, the Administrative Agent and any other holder of any Secured Obligation.

            "Securities Account" has the meaning given to such term in the UCC.

            "Securities Intermediary" has the meaning given to such term in the Pledge Agreement.

            "Security" means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

            "Selling Lender" has the meaning specified in Section 11.7 (Sharing of Payments, Etc.).

            "Solvent" means, with respect to any Person as of any date of determination, that, as of such date, (a) the fair value of the assets of such Person is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become matured,
(c) such Person does not intend to, and does not believe that it will incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person's assets would constitute an unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Specified Acquisition" means the Trajen Acquisition, subject to there having been no material change in (i) the structure or terms of the Specified Acquisition as described to the Lenders on or prior to the Effective Date or (ii) the pro forma financial projections in respect of the Specified Acquisition provided to the Lenders on or prior to the Effective Date.

            "Specified Acquisition Termination Notice" means, with respect to the Specified Acquisition, written notice from the Borrower to the Administrative Agent indicating that the

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

Borrower has elected not to proceed with the Specified Acquisition and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

            "Special Purpose Vehicle" means any special purpose funding vehicle identified as such in writing by any Lender to the Administrative Agent.

            "Standby Letter of Credit" means any Letter of Credit that is not a Documentary Letter of Credit.

            "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

            "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

            "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of 50% or more of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person or one or more Subsidiaries of such Person.

            "Substitute Institution" has the meaning specified in Section 2.16 (Substitution of Lenders).

            "Substitution Notice" has the meaning specified in Section 2.16 (Substitution of Lenders).

            "2004 S-1/A" means the report on Form S-1/A (including all exhibits thereto) filed by MICT with the Securities and Exchange Commission on December 13, 2004.

            "Target" means any Person or any operating division thereof subject to an Acquisition or an Investment.

            "Tax Return" has the meaning specified in Section 4.8 (Taxes).

            "Taxes" has the meaning specified in Section 2.15(a) (Taxes).

            "Trajen" means Trajen Holdings, Inc., a Delaware corporation.

            "Trajen Acquisition" means the Acquisition of, or Investment in, Trajen by the Borrower, directly or indirectly through Macquarie FBO Holdings LLC or North America Capital Holding Company, each a wholly owned Subsidiary of the Borrower.

            "Trust Agreement" means that certain Second Amended and Restated Trust Agreement dated as of September 1, 2005, by and among, Holdings, as Sponsor, Wells Fargo Delaware Trust Company, as Delaware Trustee, and Peter Stokes, as Regular Trustee, as amended, modified or otherwise supplemented from time to time in accordance with its terms and the terms of this Agreement.

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

            "Trust Indenture Act" has the meaning specified in Section 10.1(d) (Authorization and Action).

            "UCC" has the meaning specified in the Pledge Agreement.

            "Unused Commitment Fee" has the meaning specified in Section 2.11(a)(ii) (Unused Commitment Fees).

            "U.S. Lender" means each Lender or Issuer (or the Administrative Agent) that is a Domestic Person.

            "Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

            "Wholly-Owned Subsidiary" of any Person means any Subsidiary of such Person, all of the Stock of which (other than director's qualifying shares, as may be required by law) is owned by such Person, either directly or indirectly through one or more Wholly-Owned Subsidiaries of such Person.

            "Working Capital Sublimit" has the meaning specified in Section 4.12 (Use of Proceeds).

            SECTION     1.2 COMPUTATION OF TIME PERIODS

            In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

            SECTION     1.3 ACCOUNTING TERMS AND PRINCIPLES

            (a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto (including for purpose of measuring compliance with Article V (Financial Covenants) shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

            (b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 6.1 (Financial Statements) is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrower with the agreement of the Borrower's Accountants and results in a change in any of the calculations required by Article V (Financial Covenants) or VIII (Negative Covenants) that would not have resulted had such accounting change not occurred, the parties hereto agree to enter into good faith negotiations in order to amend such provisions so as to equitably reflect such change such that the criteria for evaluating compliance with such covenants by the Borrower shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Article V (Financial

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

Covenants) or VIII (Negative Covenants) shall be given effect until such provisions are amended to reflect such changes in GAAP.

            (c) For purposes of making all financial calculations to determine compliance with any financial covenant or financial term (including Article V (Financial Covenants) and Section 3.2(c) (Conditions Precedent to Each Revolving Loan, Letter of Credit and Delayed Draw Term Loan)), all components of such calculations shall be adjusted to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any business or assets that have been acquired by Holdings or any of its Subsidiaries (including through Acquisitions) after the first day of the applicable Measurement Period and prior to the end of such Measurement Period, as determined in good faith by the Borrower on a Pro Forma Basis.

            (d) For purposes of making all financial calculations to determine compliance with any financial covenant or financial term (including Article V (Financial Covenants) and Section 3.2(c) (Conditions Precedent to Each Revolving Loan, Letter of Credit and Delayed Draw Term Loan)) or for any other purpose hereunder, (i) the Financial Statements of MICT used to make such calculations shall be limited to those Financial Statements including only MICT, Holdings and Holdings' Subsidiaries and (ii) to the extent that any such Financial Statements include financial information for any Person other than MICT, Holdings or Holdings' Subsidiaries (each such Person, an "Excluded Entity"), all such financial calculations and Financial Statements shall be adjusted to exclude the financial information of each Excluded Entity.

            SECTION     1.4 CERTAIN TERMS

            (a) The terms "herein," "hereof," "hereto" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in, this Agreement.

            (b) Unless otherwise expressly indicated herein, (i) references in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement and (ii) the words "above" and "below", when following a reference to a clause or a sub-clause of any Loan Document, refer to a clause or sub-clause within, respectively, the same Section or clause.

            (c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. Unless the prior written consent of the Requisite Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

            (d) References in this Agreement to any statute shall be to such statute as amended or modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative.

            (e) The term "including" when used in any Loan Document means "including without limitation" except when used in the computation of time periods.

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

            (f) The terms "Lender," "Issuer" and "Administrative Agent" include, without limitation, their respective successors.

            (g) Upon the appointment of any successor Administrative Agent pursuant to Section 10.7 (Successor Administrative Agent), references to Citicorp in Section 10.4 (The Administrative Agent Individually) and to Citibank in the definitions of Base Rate and Eurodollar Rate shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.

            SECTION     1.5 LOAN DOCUMENT DEFINITIONS

            The parties hereto agree that, unless otherwise defined or stated therein, capitalized terms used in each Loan Document shall have the meanings ascribed to such terms in this Agreement.

                                   ARTICLE II

                                 THE FACILITIES

            SECTION     2.1 THE COMMITMENTS

            (a) Revolving Credit Commitments. On the Effective Date (i) all Loans under (and as defined in) the Existing Credit Agreement shall be deemed to be Revolving Loans outstanding under this Agreement and (ii) on the terms and subject to the conditions contained in this Agreement, each Revolving Credit Lender severally agrees to make loans in Dollars (each a "Revolving Loan") to the Borrower from time to time on any Business Day during the period from the Effective Date until the Revolving Credit Commitment Termination Date in an aggregate principal amount at any time outstanding for all such Revolving Credit Loans by such Lender not to exceed such Lender's Revolving Credit Commitment; provided, however, that at no time shall any Revolving Credit Lender be obligated to make a Revolving Loan, (A) in excess of such Lender's Ratable Portion of the Available Credit or (B) for the purposes specified in Section 4.12(a) (Use of Proceeds) if the aggregate outstanding Revolving Loans and Letters of Credit used for the purposes specified in Section 4.12(a) (Use of Proceeds) would exceed the Working Capital Sublimit. Within the limits of the Revolving Credit Commitment of each Revolving Credit Lender, amounts of Revolving Loans repaid may be reborrowed under this Section 2.1.

            (b) Delayed Draw Term Commitments. On the terms and subject to the conditions contained in this Agreement, each Delayed Draw Term Lender severally agrees to make term loans (each a "Delayed Draw Term Loan") to the Borrower in one or more drawings to be made on or prior to the Delayed Draw Term Commitment Termination Date, in an amount not to exceed such Lender's Delayed Draw Term Commitment in effect at such time, which Delayed Draw Term Loan shall be available in Dollars to the Borrower pursuant to such Lender's pro rata share of the Delayed Draw Term Commitments; provided, that no Delayed Draw Term Lender shall be required to make Delayed Draw Term Loans to the Borrower in an amount in excess of such Delayed Draw Term Lender's Delayed Draw Term Commitment. Amounts of Delayed Draw Term Loans repaid or prepaid may not be reborrowed. Notwithstanding anything to the contrary in the foregoing, if the Gas Acquisition shall have been consummated, Delayed Draw Term Loans shall not be permitted to be borrowed to finance the Specified Acquisition unless the Available Credit (determined after giving effect to any Revolving Credit Borrowing

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

made to finance the Specified Acquisition) shall be $30,0000,000 or less.

            SECTION     2.2 BORROWING PROCEDURES

            (a) (i) Revolving Credit Borrowings. Each Revolving Credit Borrowing shall be made on notice given by the Borrower to the Administrative Agent not later than 11:00 a.m. (New York time) three Business Days prior to the date of the proposed Borrowing of Base Rate Loans or Eurodollar Rate Loans, as the case may be. Each such notice shall be in substantially the form of Exhibit C (Form of Notice of Borrowing) (a "Notice of Borrowing"), specifying, (A) the date of such proposed Revolving Credit Borrowing, (B) the aggregate amount of such proposed Revolving Credit Borrowing, (C) whether any portion of the proposed Revolving Credit Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, (D) whether any proceeds of such Revolving Credit Borrowing will be used for the purposes specified in
      Section 4.12(a)(ii) (Use of Proceeds), and if so, the utilized amount of the Working Capital Sublimit after giving effect to such Revolving Credit Borrowing, and (E) for each Eurodollar Rate Loan, the initial Interest Period or Periods thereof. Revolving Loans shall be made as Base Rate Loans unless, subject to Section 2.13 (Special Provisions Governing Eurodollar Rate Loans), the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans. Each Revolving Credit Borrowing shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (ii) Delayed Draw Term Loan Borrowings. The Delayed Draw Term Borrowing shall be made upon receipt of a Notice of Borrowing given by the Borrower to the Administrative Agent not later than 11:00 a.m. (New York
      Time) three Business Days prior to the proposed Delayed Draw Term Borrowing on the Delayed Draw Funding Date of Base Rate Loans or Eurodollar Rate Loans. The Notice of Borrowing shall specify (A) the Delayed Draw Funding Date, (B) the aggregate amount of such proposed Delayed Draw Term Borrowing (C) whether any portion of the proposed Delayed Draw Term Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, (D) the initial Interest Period or Periods for any such Eurodollar Rate Loans and (E) the closing date of the Specified Acquisition, which date shall be the same as the Delayed Draw Funding Date. Delayed Draw Term Loans shall be made as Base Rate Loans unless (subject to Section 2.13 (Special Provisions Governing Eurodollar Rate Loans)) the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans.

            (b) The Administrative Agent shall give to each Lender prompt notice (and in any event within two Business Days of receipt) of the Administrative Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 2.13(a) (Determination of Interest Rate). Each Lender shall, before 1:00 p.m. (New York time) on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in Section 11.8 (Notices, Etc.), in immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. Upon fulfillment (or due waiver in accordance with Section 11.1 (Amendments, Waivers, Etc.)) (i) on the Effective Date, of the applicable conditions set forth in Section 3.1 (Conditions Precedent to Effectiveness) and (ii) at any time (including the Effective Date), of the applicable conditions set forth in Section 3.2 (Conditions Precedent to Each Revolving Loan,

                                       33
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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

Letter of Credit and Delayed Draw Term Loan), and after the Administrative Agent's receipt of such funds, the Administrative Agent shall make such funds available to the Borrower.

            (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender's Ratable Portion of such Borrowing (or any portion thereof), the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such corresponding amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrower.

            (d) The failure of any Lender to make on the date specified any Revolving Loan or any payment required by it (such Lender being a "Non-Funding Lender"), including any payment in respect of its participation in Letter of Credit Obligations, shall not relieve any other Lender of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan or payment required under this Agreement.

            SECTION     2.3 LETTERS OF CREDIT

            (a) On the Effective Date (i) all Letters of Credit under the Existing Credit Agreement shall be deemed to be Letters of Credit outstanding under this Agreement and (ii) on the terms and subject to the conditions contained in this Agreement, each Issuer agrees to Issue at the request of the Borrower and for the account of the Borrower one or more Letters of Credit from time to time on any Business Day during the period commencing on the Effective Date and ending on the earlier of the Revolving Credit Commitment Termination Date and 30 days prior to the Scheduled Termination Date; provided, however, that no Issuer shall be under any obligation to Issue (and, upon the occurrence of any of the events described in clauses (ii), (iii), (iv), (v), and (vi)(A) below, shall not Issue) any Letter of Credit upon the occurrence of any of the following:

                  (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from Issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

      Effective Date or result in any unreimbursed loss, cost or expense that was not applicable, in effect or known to such Issuer as of the Effective Date and that such Issuer in good faith deems material to it;

                  (ii) such Issuer shall have received any written notice of the type described in clause (d) below;

                  (iii) after giving effect to the Issuance of such Letter of Credit, (A) the aggregate Revolving Credit Outstandings would exceed the aggregate Revolving Credit Commitments in effect at such time or (B) the outstanding Revolving Loans and Letters of Credit used for the purpose specified in Section 4.12(a)(ii) (Use of Proceeds) would exceed the Working Capital Sublimit;

                  (iv) after giving effect to the Issuance of such Letter of Credit, the sum of (i) the Letter of Credit Undrawn Amounts at such time and (ii) the Reimbursement Obligations at such time exceeds the Letter of Credit Sublimit;

                  (v) such Letter of Credit is requested to be denominated in any currency other than Dollars; or

                  (vi) (A) any fees due in connection with a requested Issuance have not been paid, (B) such Letter of Credit is requested to be Issued in a form that is not reasonably acceptable to such Issuer or (C) the Issuer for such Letter of Credit shall not have received, in form and substance reasonably acceptable to it and, if applicable, duly executed by such Borrower, applications, agreements and other documentation (collectively, a "Letter of Credit Reimbursement Agreement") that such Issuer generally employs in the ordinary course of its business for the Issuance of letters of credit of the type of such Letter of Credit.

None of the Revolving Credit Lenders (other than the Issuers in their capacity as such) shall have any obligation to Issue any Letter of Credit.

Notwithstanding anything in this Agreement to the contrary, no Issuer shall be required to Issue or amend any Letter of Credit Issued by it if, after giving effect to such Issuance or amendment, the aggregate face amount of all Letters of Credit Issued by such Issuer would exceed the Revolving Credit Commitment of such Issuer in its capacity as a Revolving Credit Lender or, in the case of any Issuer that is not a Revolving Credit Lender hereunder, the Revolving Credit Commitment of the Affiliate of such Issuer that is a Revolving Credit Lender hereunder.

            (b) In no event shall the expiration date of any Letter of Credit
(i) be more than one year after the date of issuance thereof or (ii) be less than five days prior to the Scheduled Termination Date; provided, however, that any Letter of Credit with a term less than or equal to one year may provide for the renewal thereof for additional periods less than or equal to one year, as long as, (A) on or before the expiration of each such term and each such period, the Borrower and the Issuer of such Letter or Credit shall have the option to prevent such renewal and (B) neither the Issuer nor the Borrower shall permit any such renewal to extend the expiration date of any Letter beyond the date set forth in clause (ii) above.

            (c) In connection with the Issuance of each Letter of Credit, the Borrower shall give the relevant Issuer and the Administrative Agent at least two Business Days' prior

                                       35
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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

written notice, in substantially the form of Exhibit D (Form of Letter of Credit Request) (or in such other written or electronic form as is acceptable to the Issuer), of the requested Issuance of such Letter of Credit (a "Letter of Credit Request"). Such notice shall be irrevocable and shall specify the Issuer of such Letter of Credit, the face amount of the Letter of Credit requested (which shall not be less than $5,000,000) the date of Issuance of such requested Letter of Credit, the date on which such Letter of Credit is to expire (which date shall be a Business Day) and, in the case of an issuance, the Person for whose benefit the requested Letter of Credit is to be issued. Such notice, to be effective, must be received by the relevant Issuer and the Administrative Agent not later than 11:00 a.m. (New York time) on the second Business Day prior to the requested Issuance of such Letter of Credit.

            (d) Subject to the satisfaction of the conditions set forth in this
Section 2.3, the relevant Issuer shall, on the requested date, Issue a Letter of Credit on behalf of the Borrower in accordance with such Issuer's usual and customary business practices. No Issuer shall Issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from any Lender that one or more of the conditions precedent contained in
Section 3.2 (Conditions Precedent to Each Revolving Loan, Letter of Credit and Delayed Draw Term Loan) or clause (a) above (other than those conditions set forth in clauses (a)(i), (a)(vi)(B) and (C) above and, to the extent such clause relates to fees owing to the Issuer of such Letter of Credit and its Affiliates, clause (a)(vi)(A) above) are not on such date satisfied or duly waived and ending when such conditions are satisfied or duly waived. No Issuer shall otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Revolving Loan, Letter of Credit and Delayed Draw Term Loan) have been satisfied in connection with the Issuance of any Letter of Credit.

            (e) The Borrower agrees that, if requested by the Issuer of any Letter of Credit, it shall execute a Letter of Credit Reimbursement Agreement in respect to any Letter of Credit Issued hereunder. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

            (f) Each Issuer shall comply with the following:

                  (i) give the Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing), which writing may be a telecopy or electronic mail, of the Issuance of any Letter of Credit Issued by it, of all drawings under any Letter of Credit Issued by it and of the payment (or the failure to pay when due) by the Borrower of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit by telecopy, electronic mail or similar transmission to each Revolving Credit Lender);

                  (ii) upon the request of any Revolving Credit Lender, furnish to such Revolving Credit Lender copies of any Letter of Credit Reimbursement Agreement to which such Issuer is a party and such other documentation as may reasonably be requested by such Revolving Credit Lender; and

                  (iii) no later than 10 Business Days following the last day of each calendar month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each Revolving Credit Lender requesting the same) and the Borrower separate schedules for Documentary Letters of Credit and Standby Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent,

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

      setting forth the aggregate Letter of Credit Obligations, in each case outstanding at the end of each month and any information requested by the Borrower or the Administrative Agent relating thereto.

            (g) Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Revolving Credit Lender, and each Revolving Credit Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Credit Lender's Ratable Portion of the Revolving Credit Commitments, in such Letter of Credit and the obligations of the Borrower with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

            (h) The Borrower agrees to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit issued for its account no later than the date that is the next succeeding Business Day after the Borrower receives written notice from such Issuer that payment has been made under such Letter of Credit (provided, however, that if such written notice is given by such Issuer to the Borrower prior to 11:00 a.m. (New York time), the Borrower shall pay such amount to the Issuer on the date of such notice) (such date, the "Reimbursement Date"), irrespective of any claim, set-off, defense or other right that the Borrower may have at any time against such Issuer or any other Person. In the event that any Issuer makes any payment under any Letter of Credit and the Borrower shall not have repaid such amount to such Issuer pursuant to this clause (h) or any such payment by the Borrower is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed (i) from the date on which such Reimbursement Obligation arose to the Reimbursement Date, at the rate of interest applicable during such period to Loans that are Base Rate Loans and (ii) from the Reimbursement Date until the date of repayment in full, at the rate of interest applicable during such period to past due Loans that are Base Rate Loans, and such Issuer shall promptly notify the Administrative Agent, which shall promptly notify each Revolving Credit Lender of such failure, and each Revolving Credit Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Revolving Credit Lender's Ratable Portion of such payment in immediately available funds in Dollars. If the Administrative Agent so notifies such Revolving Credit Lender prior to 12:00 p.m. (New York time) on any Business Day, such Revolving Credit Lender shall make available to the Administrative Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day in immediately available funds. Upon such payment by a Revolving Credit Lender, such Revolving Credit Lender shall, except during the continuance of a Default or Event of Default under Section 9.1(f) (Events of Default) and notwithstanding whether or not the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Revolving Loan, Letter of Credit and Delayed Draw Term Loan) shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive), be deemed to have made a Revolving Loan to the Borrower in the principal amount of such payment. Whenever any Issuer receives from the Borrower a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuer any payment from a Revolving Credit Lender pursuant to this clause
(h), such Issuer shall pay over to the Administrative Agent any amount received in excess of such Reimbursement Obligation and, upon receipt of such amount, the Administrative Agent shall promptly pay over to each Revolving Credit Lender, in immediately available funds, an amount equal to such Revolving Credit Lender's Ratable Portion of the amount of such payment adjusted, if necessary, to reflect

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

the respective amounts the Revolving Credit Lenders have paid in respect of such Reimbursement Obligation.

            (i) If and to the extent such Revolving Credit Lender shall not have so made its Ratable Portion of the amount of the payment required by clause (h) above available to the Administrative Agent for the account of such Issuer, such Revolving Credit Lender agrees to pay to the Administrative Agent for the account of such Issuer forthwith on demand any such unpaid amount together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Rate and, thereafter, until such amount is repaid to the Administrative Agent for the account of such Issuer, at a rate per annum equal to the rate applicable to Base Rate Loans under the Revolving Credit Facility.

            (j) The Borrower's obligation to pay each Reimbursement Obligation and the obligations of the Revolving Credit Lenders to make payments to the Administrative Agent for the account of the Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of any of the following:

                  (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                  (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                  (iii) the existence of any claim, set-off, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuer, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                  (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                  (vi) any other act or omission to act or delay of any kind of the Issuer, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.3, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not result in any liability of such Issuer to the Borrower or any Revolving Credit Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.

            SECTION     2.4 REDUCTION AND TERMINATION OF THE COMMITMENTS

            (a) (i) Reduction and Termination of the Revolving Credit Commitments. The Borrower may, upon at least three Business Days' prior notice to the Administrative Agent, terminate in whole or reduce in part ratably (subject to the last sentence of this subclause (i)) the unused portions of the respective Revolving Credit Commitments of the Revolving Credit Lenders under the Revolving Credit Facility; provided, however, that each partial reduction shall be in an aggregate amount of not less than $20,000,000 or an integral multiple of $1,000,000 in excess thereof. In addition, all outstanding Revolving Credit Commitments shall terminate on the Scheduled Termination Date. Any reduction of the Revolving Credit Commitments shall be applied first, to reduce the Revolving Credit Commitments of any Lenders that are Affiliates of the Borrower on a ratable basis until the aggregate Revolving Credit Commitments of such Lenders is not greater than the largest aggregate Revolving Credit Commitment of an individual non-Affiliate Lender and then, to ratably reduce the Revolving Credit Commitments of all Lenders by each such Lender's Ratable Portion of the amount of such reduction; provided, that if at the time of any such reduction of the Revolving Credit Commitments or the Revolving Credit Outstandings exceed $0, each Lender shall acquire, immediately upon giving effect to such reduction and without recourse or warranty, an undivided participation in the Revolving Credit Outstandings of each other Lender (ratably in accordance with the then Revolving Credit Outstandings) in principal amounts to the extent necessary to ensure that the Revolving Credit Outstandings of each Lender (after giving effect to such reduction in Revolving Credit Commitments) are proportionate to the Revolving Credit Commitment of such Lender at such time, and, to the extent necessary, by paying to the Administrative Agent for the account of each other Lender, in immediately available funds in Dollars, an amount equal to the amount so required to be purchased.

                  (ii) Reduction and Termination of the Delayed Draw Term Commitments. The Borrower may, upon at least three Business Days' prior notice to the Administrative Agent, terminate in whole or reduce in part ratably (subject to the last sentence of this subclause (ii)) the unused portions of the respective Delayed Draw Term Commitments of the Delayed Draw Term Lenders under the Delayed Draw Term Loan Facility; provided, however, that each partial reduction shall be in an aggregate amount of not less than $20,000,000 or an integral multiple of $1,000,000 in excess thereof. Any

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

      unused portion of the Delayed Draw Term Commitment shall terminate on the Delayed Draw Term Commitment Termination Date. Any reduction of the Delayed Draw Term Commitments (other than any reduction of the Delayed Draw Term Commitment as a result of the occurrence of the Delayed Draw Term Commitment Termination Date) shall be applied first, to reduce the Delayed Draw Term Commitments of any Lenders that are Affiliates of the Borrower on a ratable basis until the aggregate Delayed Draw Term Commitments of such Lenders is not greater than the largest aggregate Delayed Draw Term Commitment of an individual non-Affiliate Lender and then, to ratably reduce the Delayed Draw Term Commitments of all Lenders by each such Lender's Ratable Portion of the amount of such reduction. Any reduction of Delayed Draw Term Commitments as a result of the occurrence of the applicable Delayed Draw Term Commitment Termination Date shall be applied to reduce the Delayed Draw Term Commitments of all Lenders in full.

            (b) Each Delayed Draw Term Commitment of each Delayed Draw Term Lender shall automatically and permanently be terminated in full upon the Delayed Draw Term Commitment Termination Date (subject, in the case of a Delayed Draw Term Commitment Termination Date occurring as a result of an Equity Issuance, to the proviso in clause (v) of the definition thereof).

            SECTION     2.5 REPAYMENT OF LOANS

            (a) The Borrower promises to repay the entire unpaid principal amount of the Revolving Loans on the Scheduled Termination Date or earlier, if otherwise required by the terms hereof.

            (b) The Borrower promises to repay the entire unpaid principal amount of the Delayed Draw Term Loans on the Scheduled Termination Date or earlier, if otherwise required by the terms hereof.

            SECTION     2.6 EVIDENCE OF DEBT

            (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (b) (i) The Administrative Agent, acting as agent of the Borrower solely for this purpose and for tax purposes, shall establish and maintain at its address referred to in Section 11.8 (Notices, Etc.) a record of ownership (the "Register") in which the Administrative Agent agrees to register by book entry the Administrative Agent's, each Lender's and each Issuer's interest in each Loan, each Letter of Credit and each Reimbursement Obligation, and in the right to receive any payments hereunder and any assignment of any such interest or rights. In addition, the Administrative Agent, acting as agent of the Borrower solely for this purpose and for tax purposes, shall establish and maintain accounts in the Register in accordance with its usual practice in which it shall record
      (i) the names and addresses of the Lenders and the Issuers, (ii) the Commitments of each Lender from time to time, (iii) the amount of each Loan made and, if a Eurodollar Rate Loan, the Interest Period applicable thereto, (iv) the amount of any principal or interest due and payable, and paid, by the Borrower to, or for the account of, each Lender

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

      hereunder, (v) the amount that is due and payable, and paid, by the Borrower to, or for the account of, each Issuer, including the amount of Letter Credit Obligations (specifying the amount of any Reimbursement Obligations) due and payable to an Issuer, and (vi) the amount of any sum received by the Administrative Agent hereunder from the Borrower, whether such sum constitutes principal or interest (and the type of Loan to which it applies), fees, expenses or other amounts due under the Loan Documents and each Lender's and Issuer's, as the case may be, share thereof, if applicable.

                  (ii) Notwithstanding anything to the contrary contained in this Agreement, the Loans (including the Notes evidencing such Loans) and the Reimbursement Obligations are registered obligations and the right, title, and interest of the Lenders and the Issuers and their assignees in and to such Loans or Reimbursement Obligations, as the case may be, shall be transferable only upon notation of such transfer in the Register. A Note shall only evidence the Lender's or a registered assignee's right, title and interest in and to the related Loan, and in no event is any such Note to be considered a bearer instrument or obligation. This Section 2.6(b) and Section 11.2 (Assignments and Participations) shall be construed so that the Loans and Reimbursement Obligations are at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations).

            (c) The entries made in the Register and in the accounts therein maintained pursuant to clauses (a) and (b) above shall, to the extent permitted by applicable Requirements of Law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms. In addition, the Loan Parties, the Administrative Agent, the Lenders and the Issuers shall treat each Person whose name is recorded in the Register as a Lender or as an Issuer, as applicable, for all purposes of this Agreement. Information contained in the Register with respect to any Lender or Issuer shall be available for inspection by the Borrower, the Administrative Agent, such Lender or such Issuer at any reasonable time and from time to time upon reasonable prior notice.

            (d) Notwithstanding any other provision of the Agreement, in the event that any Lender requests that the Borrower execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrower hereunder, the Borrower shall promptly execute and deliver a Note or Notes to such Lender evidencing any Delayed Draw Term Loans and Revolving Loans, as the case may be, of such Lender, substantially in the forms of Exhibit B-1 (Form of Revolving Credit Note) or Exhibit B-2 (Form of Delayed Draw Term Note), respectively.

            SECTION     2.7 OPTIONAL PREPAYMENTS

            (a) Revolving Loans. The Borrower may, upon at least three Business Days' prior notice to the Administrative Agent, prepay the outstanding principal amount of the Revolving Loans in whole or in part at any time; provided, however, that (a) no Delayed Draw Term Loans are outstanding and (b) each such prepayment shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

            (b) Delayed Draw Term Loans. The Borrower may, upon at least three Business Days' prior notice to the Administrative Agent, prepay the outstanding principal amount of the Delayed Draw Term Loans in whole or in part at any time; provided, however, that each such prepayment shall be in an aggregate amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof and
(ii) any such partial prepayment shall be applied to reduce ratably the outstanding principal amount of the Delayed Draw Term Loans specified by the Borrower to be so repaid.

            (c) If any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amount owing pursuant to Section 2.13(e) (Breakage Costs).

            (d) Any optional prepayments under the Revolving Credit Facility shall be applied, first, to repay any amounts outstanding under the Working Capital Sublimit and second to repay all other Revolving Loans.

            (e) The Borrower shall have no right to prepay the principal amount of any Loan other than as provided in this Section 2.7.

            SECTION     2.8 MANDATORY PREPAYMENTS

            (a) Upon receipt by any member of the MIC Group of Net Cash Proceeds arising from any Asset Sale (to the extent such Net Cash Proceeds exceed $5,000,000 in the aggregate during the applicable Fiscal Year of the Borrower), Property Loss Event, Debt Issuance or Equity Issuance, the Borrower shall immediately prepay the Loans (or provide cash collateral in respect of Letters of Credit) in an amount equal to 100% of such Net Cash Proceeds; provided, that to the extent that any such mandatory prepayment arises as a result of any such Asset Sale, Property Loss Event or Debt Issuance by a Subsidiary of Holdings that is not a Wholly-Owned Subsidiary of Holdings, the amount of the mandatory prepayment required pursuant to this Section 2.8(a) will be equal to the product of (A) the amount of such mandatory prepayment that would otherwise be required by this clause (a) and (B) an amount equal to the percentage of all issued and outstanding Stock that Holdings and/or the Borrower own, directly or indirectly, in such Subsidiary. Any such mandatory prepayment shall be applied in accordance with clause (b) below.

            (b) Subject to the provisions of Section 2.12(g) (Payments and Computations), any prepayments made by the Borrower required to be applied in accordance with this clause (b) shall be applied as follows: first, to prepay the outstanding principal balance of the Delayed Draw Term Loans, until such Delayed Draw Term Loans shall have been prepaid in full; second, to repay the outstanding principal balance of the Revolving Loans until such Revolving Loans shall have been paid in full; and then, to provide cash collateral for any Letter of Credit Obligations in an amount equal to 105% of such Letter of Credit Obligations in the manner set forth in Section 9.3 (Actions in Respect of Letters of Credit) until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth therein. All repayments of the Revolving Loans made pursuant to this Section 2.8 shall be applied first, to repay any amounts outstanding under the Working Capital Sublimit and second, to repay all other Revolving Loans.

            (c) If at any time, the aggregate principal amount of the Revolving Credit Outstandings exceeds the aggregate Revolving Credit Commitments at such time, the Borrower

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

shall forthwith prepay the Revolving Loans then outstanding in an amount equal to such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Loans, the Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in
Section 9.3 (Actions in Respect of Letters of Credit) in an amount equal to 105% of such excess.

            (d) Notwithstanding anything to the contrary in this Section 2.8, so long as (x) no Event of Default shall have occurred and be continuing or would result therefrom and (y) no Delayed Draw Term Loans are outstanding at such time, if (i) any prepayment of the Loans or cash collateralization of any Letter of Credit Obligations would be required to be made in accordance with clauses
(a), (b) or (c) of this Section 2.8 on a day other than on the last day of the Interest Period applicable to such Obligations, or (ii) the aggregate amount of Net Cash Proceeds or other amounts required by clauses (a), (b) or (c) of this
Section 2.8 to be applied to prepay the Loans or cash collateralize any Letter of Credit Obligations on such date are less than or equal to $5,000,000, the Borrower may defer such prepayment until (A) in the case of any amounts deferred pursuant to subclause (i), the last day of such Interest Period and (B) in the case of any amounts deferred pursuant to subclause (ii), the earlier of the date on which the aggregate amount of Net Cash Proceeds or other amounts otherwise required by such subsections to be applied to prepay Loans or cash collateralize Letter of Credit Obligations exceeds $5,000,000 or the date that the Borrower so requests (in either case, such day being a "Mandatory Prepayment Date"); provided that in the event that the Borrower elects to defer payments of amounts due pursuant to this clause (d), the Borrower shall (i) promptly (and in any event within 5 days thereof) notify the Administrative Agent of the applicable Asset Sale, Property Loss Event, Debt Issuance or Equity Issuance, as the case may be, giving rise to such prepayment requirement and (ii) cause any such amounts to be deposited into a Cash Collateral Account until the occurrence of a Mandatory Prepayment Date, at which time the Administrative Agent is hereby authorized (without any further action by or notice to or from the Borrower or any of the other Loan Parties) to apply such amounts deposited to the Cash Collateral Account to the prepayment of the Loans and the cash collateralization of the Letter of Credit Obligations in accordance with this Section 2.8. Upon the occurrence of an Event of Default or the Borrowing of any Delayed Draw Term Loans, the Administrative Agent is hereby authorized (without any further action by or notice to or from the Borrower or any of the other Loan Parties) to apply any amounts so deposited in the Cash Collateral Account first, to any Delayed Draw Term Loans then outstanding and then, to any Revolving Loans or Letter of Credit Obligations then outstanding.

            SECTION     2.9 INTEREST

            (a) Rate of Interest. All Loans and the outstanding amount of all other Obligations shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows:

                  (i) if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time and (B) in the case of (I) Loans, the Applicable Margin for Base Rate Loans and (II) such other Obligations, the Applicable Margin for Revolving Loans that are Base Rate Loans; and

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

                  (ii) if a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period and (B) the Applicable Margin in effect from time to time during such Eurodollar Interest Period.

            (b) Interest Payments. (i) Interest accrued on each Base Rate Loan shall be payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such day following the making of such Base Rate Loan, (B) in the case of Base Rate Loans that are Delayed Draw Term Loans, upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan, (ii) interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan and, if such Interest Period has a duration of more than three months, on each date during such Interest Period occurring every three months from the first day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan and (iii) interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

            (c) Default Interest. Notwithstanding the rates of interest specified in clause (a) above or elsewhere herein, if any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), effective immediately upon the occurrence of such Default and for as long thereafter as such Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations then due and payable shall bear interest at a rate that is two percent per annum in excess of the rate of interest applicable to such Loans or other Obligations from time to time. Such interest shall be payable on the date that would otherwise be applicable to such interest pursuant to clause (b) above or otherwise on demand.

            SECTION     2.10 CONVERSION/CONTINUATION OPTION

            (a) The Borrower may elect (i) at any time on any Business Day to convert Base Rate Loans or any portion thereof to Eurodollar Rate Loans and (ii) at the end of any applicable Interest Period, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the Eurodollar Rate Loans for each Interest Period must be in the amount of at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with such Lender's Ratable Portion of the applicable Facility. Each such election shall be in substantially the form of Exhibit E (Form of Notice of Conversion or Continuation) (a "Notice of Conversion or Continuation") and shall be made by giving the Administrative Agent at least three Business Days' prior written notice specifying (A) the amount and type of Loan being converted or continued,
(B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the applicable Interest Period and (C) in the case of a conversion, the date of such conversion.

            (b) The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period shall be permitted at any time at which (A) an Event

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

of Default shall have occurred and be continuing or (B) the continuation of, or conversion into, a Eurodollar Rate Loan would violate any provision of Section
2.13 (Special Provisions Governing Eurodollar Rate Loans). If, within the time period required under the terms of this Section 2.10, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, the Borrower shall be deemed to have delivered a Notice of Conversion or Continuation electing to continue such Loans as Eurodollar Rate Loans having an Interest Period of one month. Each Notice of Conversion or Continuation shall be irrevocable.

            SECTION     2.11 FEES

            (a) Unused Commitment Fees

                  (i) The Borrower agrees to pay in immediately available Dollars to each Revolving Credit Lender a commitment fee on the actual daily amount by which the Revolving Credit Commitment of such Lender exceeds such Lender's Ratable Portion of the sum of (A) the aggregate outstanding principal amount of the Revolving Loans and (B) the outstanding amount of the aggregate Letter of Credit Obligations (the "Revolving Credit Unused Commitment Fee") from the Effective Date until the Revolving Credit Commitment Termination Date at the Applicable Unused Commitment Fee Rate, payable in arrears (x) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the Effective Date and (y) on the Revolving Credit Commitment Termination Date.

                  (ii) The Borrower agrees to pay in immediately available Dollars to each Delayed Draw Term Lender a commitment fee on the actual daily amount of the unused portion of the Delayed Draw Term Commitment of such Delayed Draw Term Lender (the "Delayed Draw Unused Commitment Fee" and, together with the Revolving Credit Unused Commitment Fee, the "Unused Commitment Fees"), from the Effective Date until the Delayed Draw Term Commitment Termination Date at the Applicable Unused Commitment Fee Rate, payable in arrears (x) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the Effective Date and
      (y) on the Delayed Draw Term Commitment Termination Date.

            (b) Letter of Credit Fees. The Borrower agrees to pay the following amounts with respect to Letters of Credit issued by any Issuer:

                  (i) to the Administrative Agent for the account of each Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee equal to 0.125% per annum of the maximum undrawn face amount of such Letter of Credit, payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the issuance of such Letter of Credit and (B) on the Revolving Credit Commitment Termination Date;

                  (ii) to the Administrative Agent for the ratable benefit of the Revolving Credit Lenders, with respect to each Letter of Credit, a fee accruing in Dollars at a rate per annum equal to the Applicable Margin for the Revolving Loans that are Eurodollar Rate Loans on the maximum undrawn face amount of such Letter of Credit, payable in arrears (A) on the first Business Day of each calendar quarter, commencing on

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
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      the first such Business Day following the issuance of such Letter of
      Credit and (B) on the Revolving Credit Commitment Termination Date; provided, however, that during the continuance of an Event of Default, such fee shall be increased by two percent per annum (instead of, and not in addition to, any increase pursuant to Section 2.9(c) (Interest)) and shall be payable on demand; and

               (iii) to the Issuer of any Letter of Credit, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, customary documentary and processing charges in accordance with such Issuer's standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

            (c) Additional Fees. The Borrower has agreed to pay to the Administrative Agent additional fees, the amount and dates of payment of which are embodied in the Fee Letters.

            SECTION 2.12 PAYMENTS AND COMPUTATIONS

            (a) The Borrower shall make each payment hereunder (including fees and expenses) not later than 2:00 p.m. (New York time) on the day when due, in the currency specified herein (or, if no such currency is specified, in Dollars) to the Administrative Agent at its address referred to in Section 11.8 (Notices, Etc.) in immediately available funds without set-off or counterclaim. The Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the Lenders, in accordance with the application of payments set forth in clause (f) or (g) below, as applicable, for the account of their respective Applicable Lending Offices; provided, however, that amounts payable pursuant to
Section 2.14 (Capital Adequacy), Section 2.15 (Taxes) or Section 2.13(c) or (d) (Special Provisions Governing Eurodollar Rate Loans) shall be paid only to the affected Lender or Lenders. Payments received by the Administrative Agent after 2:00 p.m. (New York time) shall be deemed to be received on the next Business Day.

            (b) All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of a rate of interest hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (c) Each payment by the Borrower of any Loan, Reimbursement Obligation (including interest or fees in respect thereof) and each reimbursement of various costs, expenses or other Obligation shall be made in Dollars.

            (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Loans shall be applied as follows: (i) in the case of any Delayed Draw Term Loans, first, to repay such Loans outstanding as Base Rate Loans and then, to repay such Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Eurodollar Interest Periods being repaid prior to those having later

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

expiring Eurodollar Interest Periods and (ii) in the case of my Revolving Loans, first, to repay such Revolving Loans outstanding as Base Rate Loans and then, to repay such Revolving Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Eurodollar Interest Periods being repaid prior to those having later expiring Eurodollar Interest Periods.

            (e) Unless the Administrative Agent shall have received notice from the Borrower to the Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon (at the Federal Funds Rate for the first Business Day and thereafter, at the rate applicable to Base Rate Loans) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

            (f) Except for payments and other amounts received by the Administrative Agent and applied in accordance with the provisions of clause (g) below (or required to be applied in accordance with Section 2.8(b) (Mandatory Prepayments)), all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied as follows: first, to pay principal of, and interest on, any portion of the Loans the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower, second, to pay all other Obligations then due and payable and third, as the Borrower so designates; provided that all payments in respect of principal of the Loans shall be applied first to repay the Delayed Draw Term Loans, second, to repay any amounts outstanding under the Working Capital Sublimit and, third, to repay all other Revolving Loans. Payments in respect of Delayed Draw Term Loans received by the Administrative Agent shall be distributed to each Delayed Draw Term Lender in accordance with such Lender's Ratable Portion of the Delayed Draw Term Loans; payments in respect of any Revolving Loan received by the Administrative Agent shall be distributed to each Revolving Credit Lender in accordance with such Lender's Ratable Portion of the applicable Revolving Credit Commitments; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and Issuers as are entitled thereto and, for such payments allocated to the Lenders, in proportion to their respective Ratable Portions.

            (g) The Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and agrees that, notwithstanding the provisions of Section 2.8(b) (Mandatory Prepayments) and clause (f) above, the Administrative Agent may, and, upon either (A) the written direction of the Requisite Lenders or (B) the acceleration of the Obligations pursuant to Section 9.2 (Remedies) shall apply all payments in respect of any Obligations and all funds on deposit in any Cash Collateral Account and all other proceeds of Collateral in the following order:

               (i) first, to pay interest on and then principal of any portion of the Loans that the Administrative Agent may have advanced on behalf of any Lender for

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

      which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

               (ii) second, to pay Secured Obligations in respect of any expense reimbursements or indemnities then due to the Administrative Agent;

               (iii) third, to pay Secured Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and the Issuers;

               (iv) fourth, to pay Secured Obligations in respect of any fees then due to the Administrative Agent, the Lenders and the Issuers;

               (v) fifth, to pay interest then due and payable in respect of the Loans and Reimbursement Obligations;

               (vi) sixth, to pay or prepay principal amounts on the Loans and Reimbursement Obligations and to provide cash collateral for outstanding Letter of Credit Undrawn Amounts in the manner described in Section 9.3 (Actions in Respect of Letters of Credit), ratably to the aggregate principal amount of such Loans, Reimbursement Obligations and Letter of Credit Undrawn Amounts; and

               (vii) seventh, to the ratable payment of all other Secured Obligations;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any Secured Obligation described in any of clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) above, the available funds being applied with respect to any such Secured Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Secured Obligation ratably, based on the proportion of the Administrative Agent's and each Lender's or Issuer's interest in the aggregate outstanding Secured Obligations described in such clauses. The order of priority set forth in clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) above may at any time and from time to time be changed by the agreement of the Requisite Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party that is not a Lender or Issuer or by any other Person that is not a Lender or Issuer. The order of priority set forth in clauses (i), (ii), (iii) and (iv) above may be changed only with the prior written consent of the Administrative Agent in addition to that of the Requisite Lenders.

            SECTION 2.13 SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS

            (a) Determination of Interest Rate

            The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of "Eurodollar Rate." The Administrative Agent's determination shall be presumed to be correct absent manifest error and shall be binding on the Borrower.

            (b) Interest Rate Unascertainable, Inadequate or Unfair

            In the event that (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed or (ii) the Requisite Lenders notify the

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon each Eurodollar Rate Loan shall automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan and the obligations of the Lenders to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.

            (c) Increased Costs

            If at any time any Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate) or the compliance by such Lender with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), in each case, after the date hereof, shall have the effect of increasing the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans (excluding any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.15 (Taxes) shall govern) and (ii) taxes measured by its net or gross income, and franchise taxes imposed on it, and similar taxes imposed (A) by the jurisdiction (or any political subdivision thereof) under the laws of which it is organized or (B) as a result of a present or former connection between it and the jurisdiction of the Governmental Authority imposing such tax (or any political subdivision thereof), then the Borrower shall from time to time, upon demand (together with appropriate supporting documentation) by such Lender (with a copy of such demand and documentation to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything to the contrary in the foregoing, with respect to any Lender's claim for compensation pursuant to this clause (c), the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred twenty (120) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim for compensation; provided, that, if the circumstance giving rise to such increased cost is retroactive, then such 120 day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower pursuant to this clause (c), the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Eurodollar Rate Loans from one Interest Period to another, or to convert Base Rate Loans into Eurodollar Rate Loans, until the event or condition giving rise to such claim for compensation ceases to be in effect (in which case the provisions of Section 2.10 (Conversion/Continuation Option) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

            (d) Illegality

               (i) Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

      that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, and each such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (ii) if the affected Eurodollar Rate Loans are then outstanding, the Borrower shall immediately convert each such Loan into a Base Rate Loan. If, at any time after a Lender gives notice under this clause (d), such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

               (ii) Any Lender that has determined in accordance with clause (i) above that it is unlawful for such Lender to fund or make any Eurodollar Rate Loan shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its Applicable Lending Office if the making of such a change would enable such Lender to make or fund Eurodollar Rate Loans and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

            (e) Breakage Costs

            In addition to all amounts required to be paid by the Borrower pursuant to Section 2.9 (Interest), the Borrower shall compensate each Lender, upon demand (together with appropriate supporting documentation), for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrower but excluding any loss of the Applicable Margin on the relevant Loans or other anticipated profit) that such Lender may sustain (i) if for any reason (other than solely by reason of such Lender being a Non-Funding Lender) a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by the Borrower or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.10 (Conversion/Continuation Option), (ii) if for any reason any Eurodollar Rate Loan is prepaid (including mandatorily pursuant to Section 2.8 (Mandatory Prepayments)) on a date that is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in clause
(d) above or (iv) as a consequence of any failure by the Borrower to repay Eurodollar Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to such Lender, absent manifest error. Notwithstanding anything to the contrary in the foregoing, with respect to any Lender's claim for compensation pursuant to this clause (e), the Borrower shall not be required to compensate such Lender for any such amount incurred more than sixty (60) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim for compensation.

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

            SECTION 2.14 CAPITAL ADEQUACY

               (i) If at any time any Lender determines that (a) the adoption of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy, (b) compliance with any such law, treaty, rule, regulation or order or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's (or any corporation controlling such Lender's) capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error.

               (ii) Any Lender claiming any additional amounts payable pursuant to this Section 2.14 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

            SECTION 2.15 TAXES

            (a) Except as otherwise provided in this Section 2.15, any and all payments by any Loan Party under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender, each Issuer and the Administrative Agent (A) taxes measured by its net or gross income, and franchise taxes imposed on it, and similar taxes imposed (1) by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender, such Issuer or the Administrative Agent (as the case may be) is organized, or (2) as a result of a present or former connection between such Lender, such Issuer or the Administrative Agent (as the case may be) and the jurisdiction of the Governmental Authority imposing such tax (or any political subdivision thereof), and (B) any withholding taxes required to be withheld with respect to payments under the Loan Documents under laws (including any statute, treaty or regulation) in effect on the date hereof or with respect to any particular Lender, the date on which it designates a different Applicable Lending Office (or, in the case of (x) an Eligible Assignee, the date of the Assignment and Acceptance, (y) a successor Administrative Agent, the date of the appointment of such Administrative Agent, and (z) a successor Issuer, the date such Issuer becomes an Issuer) at the rate applicable to such Lender, such Issuer or the Administrative Agent, as the case may be, but not excluding any increase in withholding taxes payable in excess of such applicable rate as a result of any change in such laws occurring after the Effective Date (or the date of such Assignment and Acceptance or the date of such appointment of such Administrative Agent or the date such Issuer becomes an Issuer) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

deducted from or in respect of any sum payable under any Loan Document to any Lender, any Issuer or the Administrative Agent (w) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15), such Lender, such Issuer or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (x) the relevant Loan Party shall make such deductions,
(y) the relevant Loan Party shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (z) the relevant Loan Party shall deliver to the Administrative Agent evidence of such payment.

            (b) In addition, each Loan Party agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, in each case arising from any payment made by any Loan Party under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

            (c) Each Loan Party shall, jointly and severally, indemnify each Lender, each Issuer and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by such Lender, such Issuer or the Administrative Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 45 days from the date such Lender, such Issuer or the Administrative Agent (as the case may be) makes written demand therefor; provided however, if the relevant Loan Party reasonably determines that any such Taxes or Other Taxes were not correctly or legally asserted, such Lender, such Issuer or the Administrative Agent, as the case may be, shall use commercially reasonable efforts (as determined in good faith by such Lender, Issuer or Administrative Agent, as the case may be and at the sole cost and expense of such Loan Party) in cooperating with the relevant Loan Party in contesting any such Taxes or Other Taxes with the appropriate Governmental Authority.

            (d) Within 45 days after the date of any payment of Taxes or Other Taxes by any Loan Party, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.8 (Notices, Etc.), the original or a certified copy of a receipt (or other documentation reasonably satisfactory to the Administrative Agent) evidencing payment thereof.

            (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under the Guaranty, the agreements and obligations of such Loan Party contained in this Section 2.15 shall survive the payment in full of the Obligations.

            (f) (i) Any Non-U.S. Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Loan Party is resident for Tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments under any Loan Document shall deliver to the Administrative Agent and the Borrower, at the time or times prescribed by applicable Law or reasonably requested by Borrower or the Administrative Agent, two completed originals of such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding.

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
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            (ii) Without limiting the generality of the foregoing, each Non-U.S.
      Lender that is entitled to an exemption from U.S. withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall (v) on or prior to the Effective Date in the case of each Non-U.S. Lender that is a signatory hereto, (w) on or prior to the date of the Assignment and Acceptance pursuant to which such Non-U.S. Lender becomes a Lender, the date a successor Issuer becomes an Issuer or the date a successor Administrative Agent becomes the Administrative Agent hereunder,
      (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Borrower and the Administrative Agent, and (z) from time to time if requested by the Borrower or the Administrative Agent, provide the Administrative Agent and the Borrower with two completed originals of each of the following, as applicable:

                  (A) Form W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business) or any successor form;

                  (B) Form W-8BEN (claiming exemption from, or a reduction of,
            U.S. withholding tax under an income tax treaty) or any successor form;

                  (C) in the case of a Non-U.S. Lender claiming exemption under
            Sections 871(h) or 881(c) of the Code, a Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a written statement certifying that it is not (1) a "bank" (as defined in Section 881(c)(3)(A) of the Code), (2) a ten percent shareholder (within the meaning of
            Section 871(h)(3)(B) of the Code) of the Borrower or Holdings or any other Guarantor or (3) a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code); or

                  (D) any other applicable form, certificate or document
            prescribed by the IRS certifying as to such Non-U.S. Lender's entitlement to such exemption from U.S. withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents.

      Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender are not subject to U.S. withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Loan Parties and the Administrative Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

            (iii) Each U.S. Lender shall (v) on or prior to the Effective Date in the case of each U.S. Lender that is a signatory hereto, (w) on or prior to the date of the Assignment and Acceptance pursuant to which such U.S. Lender becomes a Lender, on or prior to the date a successor Issuer becomes an Issuer or on or prior to the date a successor Administrative Agent becomes the Administrative Agent hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete,
      (y) after the occurrence of any event requiring a change in the most recent form or

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      certification previously delivered by it to the Borrower and the
      Administrative Agent, and (z) from time to time if requested by the Borrower or the Administrative Agent, provide the Administrative Agent and the Borrower with two completed originals of Form W-9 (certifying that such U.S. Lender is entitled to an exemption from U.S. backup withholding tax) or any successor form. Solely for purposes of this Section 2.15(f), a U.S. Lender shall not include a Lender, an Issuer or an Administrative Agent that may be treated as an exempt recipient based on the indicators described in Treasury Regulation Section 1.6049-4(c)(1)(ii).

            (iv) For any period with respect to which any U.S. Lender or Non-U.S. Lender has failed to provide the Administrative Agent and the Borrower with the appropriate form, certificate or other document described in this subsection (f) (other than if such failure is due to a change in law or in the interpretation or application thereof, occurring after the date on which such form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise is not required under this clause (f)), such U.S. Lender or Non-U.S. Lender shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.15 with respect to Taxes imposed by the United States by reason of such failure, except to the extent the failure to provide such forms did not give rise to the withholding.

            (g) Any U.S. Lender or Non-U.S. Lender claiming any additional amounts payable pursuant to this Section 2.15 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

            (h) If the Administrative Agent, any Lender or Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or Holdings or with respect to which the Borrower or Holdings has paid additional amounts pursuant to this
Section 2.15, it shall pay to the Borrower or Holdings, as the case may be, an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or Holdings, as applicable, under this Section 2.15 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or such Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower and Holdings, upon the request of the Administrative Agent, such Lender or such Issuer, agree to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such Issuer in the event the Administrative Agent, such Lender or such Issuer is required to repay or return all or any part of such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or such Issuer to conduct its business or to arrange or alter in any respect its tax or financial affairs so that it is entitled to receive such refund other than performing ministerial acts necessary to be entitled to receive such refund.

            SECTION 2.16 SUBSTITUTION OF LENDERS

            (a) (i) In the event that (A) any Lender makes a claim under Section 2.13(c) (Increased Costs) or Section 2.14 (Capital Adequacy), (B) it becomes illegal for any Lender to

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continue to fund or make any Eurodollar Rate Loan and such Lender notifies the
Borrower pursuant to Section 2.13(d) (Illegality), (C) the Borrower or Holdings is required to make any payment pursuant to Section 2.15 (Taxes) that is attributable to a particular Lender or (D) any Lender becomes a Non-Funding Lender, (ii) in the case of clause (i)(A) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Loans materially exceeds the effective average annual rate of interest payable to the Requisite Lenders under this Agreement and (iii) in the case of clauses (i)(A), (B) and
(C) above, Lenders holding at least 75% of the Commitments are not subject to increased costs or illegality, payment or proceedings (any such Lender, an "Affected Lender"), the Borrower may substitute any Lender and, if reasonably acceptable to the Administrative Agent, any other Eligible Assignee (a "Substitute Institution") for such Affected Lender hereunder, after delivery of a written notice (a "Substitution Notice") by the Borrower to the Administrative Agent and the Affected Lender within a reasonable time (in any case not to exceed 90 days) following the occurrence of any of the events described in clause (i) above that the Borrower intends to make such substitution; provided, however, that, if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrower within 30 days of each other, then the Borrower may substitute all, but not (except to the extent the Borrower has already substituted one of such Affected Lenders before the Borrower's receipt of the other Affected Lenders' claim) less than all, Lenders making such claims.

            (b) If the Substitution Notice was properly issued under this
Section 2.16, the Affected Lender shall sell, and the Substitute Institution shall purchase, all rights and claims of such Affected Lender under the Loan Documents and the Substitute Institution shall assume, and the Affected Lender shall be relieved of, the Affected Lender's Revolving Credit Commitments, if any, and Delayed Draw Term Loan Commitments, if any, and all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (which pursuant to Section 11.5 (Limitation of Liability), do not include exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Such purchase and sale (and the corresponding assignment of all rights and claims hereunder) shall be recorded in the Register maintained by the Administrative Agent and shall be effective on (and not earlier than) the later of (i) the receipt by the Affected Lender of its Ratable Portion of the Outstandings together with any other Obligations owing to it, (ii) the receipt by the Administrative Agent of an agreement in form and substance satisfactory to it and the Borrower whereby the Substitute Institution shall agree to be bound by the terms hereof and (iii) the payment in full to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date. Upon the effectiveness of such sale, purchase and assumption, the Substitute Institution shall become a "Lender" hereunder for all purposes of this Agreement having a Revolving Credit Commitment in the amount of such Affected Lender's Revolving Credit Commitment, if any, assumed by it and such Revolving Credit Commitment of the Affected Lender shall be terminated and having a Delayed Draw Term Commitment in the amount of such Affected Lender's Delayed Draw Term Commitment, if any, assumed by it and such Delayed Draw Term Commitment of the Affected Lender shall be terminated provided, however, that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

            (c) Each Lender agrees that, if it becomes an Affected Lender and its rights and claims are assigned hereunder to a Substitute Institution pursuant to this Section 2.16, it shall execute and deliver to the Administrative Agent an Assignment and Acceptance to evidence such

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
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assignment, together with any Note (if such Loans are evidenced by a Note)
evidencing the Loans subject to such Assignment and Acceptance; provided, however, that the failure of any Affected Lender to execute an Assignment and Acceptance shall not render such assignment invalid.

                                   ARTICLE III

                    CONDITIONS TO LOANS AND LETTERS OF CREDIT

            SECTION 3.1 CONDITIONS PRECEDENT TO EFFECTIVENESS

            This Agreement shall become effective (and the obligation of each Lender to make the Loans, if any, requested to be made by it on the date hereof and the obligation of each Issuer to Issue Letters of Credit, if any, requested to be made by it on the date hereof, is subject to the satisfaction or due waiver in accordance with Section 11.1 (Amendments, Waivers, Etc.):

            (a) Certain Documents. The Administrative Agent shall have received on or prior to the Effective Date (and, to the extent any Borrowing of any Eurodollar Rate Loans is requested to be made on the Effective Date, in respect of the Notice of Borrowing for such Eurodollar Rate Loans, at least three Business Days prior to the Effective Date) each of the following, each dated the Effective Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender:

               (i) this Agreement, duly executed and delivered by the Borrower and, for the account of each Lender requesting the same, a Note or Notes of the Borrower conforming to the requirements set forth herein;

               (ii) a reaffirmation (or at the request of the Administrative Agent, an amendment and restatement) of each of the Guaranty and Pledge Agreement and each other Collateral Document, duly executed and delivered by each respective Loan Party, together with each of the following:

                  (A) evidence satisfactory to the Administrative Agent that the
            Administrative Agent (for the benefit of the Secured Parties) shall have a valid and perfected first priority security interest in the Collateral; and

                  (B) all certificates, instruments and other documents
            representing all Pledged Stock being pledged pursuant to such Pledge Agreement and stock powers for such certificates, instruments and other documents executed in blank;

               (iii) a favorable opinion of (A) Shearman & Sterling LLP, counsel to the Borrower and Holdings, in substantially the form of Exhibit F-1 (Form of Opinion of Counsel for the Borrower and Holdings), (B) Potter Anderson and Corroon LLP, Delaware counsel to the Borrower and Holdings, in substantially the form of Exhibit F-2 (Form of Opinion of Delaware Counsel for the Borrower and Holdings), (C) Heidi Mortensen, General Counsel of Holdings and the Borrower, in substantially the form of Exhibit F-3 (Form of Opinion of General Counsel) and (D) counsel to the Administrative Agent as to the enforceability of this Agreement and the other Loan Documents to be executed on the Effective Date;

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
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               (iv) a copy of the articles or certificate of incorporation (or equivalent Constituent Document) of the Borrower and Holdings, certified as of a recent date by the Secretary of State of the state of organization of such Person, together with certificates of such official attesting to the good standing of each such Person; and

               (v) a certificate of the Secretary or an Assistant Secretary of each of the Borrower and Holdings certifying (A) the names and true signatures of each officer of such Loan Party that has been authorized to execute and deliver this Agreement and any other Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the by-laws (or equivalent Constituent Document) of such Loan Party as in effect on the date of such certification, (C) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to clause (iv) above.

            (b) Fees and Expenses Paid.

               (i) The Borrower shall have paid to the Administrative Agent for the account of each Person that is a Lender on the Effective Date an establishment fee equal to 0.25% of the amount of such Lender's Incremental Commitment in effect on the Effective Date.

               (ii) There shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders, as applicable,
      (i) all interest, Unused Commitment Fees and Letter of Credit Fees accrued through the Effective Date (but unpaid) under (and as defined and calculated in) the Existing Credit Agreement and (ii) all other fees and expenses (including reasonable fees and expenses of counsel) due and payable on or before the Effective Date (including all such fees described in the Fee Letters).

            (c) Consents, Etc. The Administrative Agent shall have received copies of the consents, authorizations, approval, notices, filings or registrations listed on Schedule 4.2 (Consents), each of which shall be in full force and effect. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower to the effect that the matters set forth in Section 4.2(a)(iv) (Corporate Power; Authorization; Enforceable Obligations) and Section 4.13 (Perfection, Etc.) are true and correct on and as of the Effective Date.

            (d) Financial Statements. The Lenders shall have received the Financial Statements referred to in Section 4.4(a) (Financial Statements).

            SECTION 3.2 CONDITIONS PRECEDENT TO EACH REVOLVING LOAN, LETTER OF CREDIT AND DELAYED DRAW TERM LOAN

            The obligation of each Lender on any date (including the Effective
Date) to make any Loan and of each Issuer on any date (including the Effective
Date) to Issue any Letter of Credit is subject to the satisfaction of each of the following conditions precedent:

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
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            (a) Request for Borrowing or Issuance of Letter of Credit. With
respect to any Loan, the Administrative Agent shall have received a duly executed Notice of Borrowing and, with respect to any Letter of Credit, the Administrative Agent and the Issuer shall have received a duly executed Letter of Credit Request.

            (b) Representations and Warranties; No Defaults. The following statements shall be true on the date of such Loan or Issuance, both before and after giving effect thereto and, in the case of any Loan, to the application of the proceeds thereof:

               (i) the representations and warranties set forth in Article IV (Representations and Warranties) and in the other Loan Documents shall be true and correct on and as of the Effective Date and shall be true and correct in all material respects on and as of any such date after the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date; and

               (ii) no Default or Event of Default shall have occurred and be continuing.

            (c) Pro Forma Compliance with Leverage Ratio. In the event that any Asset Sale (other than any Excluded Asset Sale) or Debt Issuance (other than any Excluded Debt Issuance) shall have occurred during Fiscal Quarter in which such Loan is being made or such Letter of Credit is being Issued, the Leverage Ratio for the most recently ended Measurement Period, determined on a pro forma basis after giving effect to such Loan or Letter of Credit, as the case may be, and such Asset Sale or Debt Issuance, as the case may be (and calculated as if such Asset Sale or Debt Issuance occurred on the last day of the most recently ended Measurement Period), shall not be more than the maximum amount permitted therefor under Section 5.1 (Maximum Leverage Ratio).

            (d) Specified Acquisitions.

               (i) In the event of the Delayed Draw Term Loan Borrowing to finance the Trajen Acquisition, the Borrower shall have delivered a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that each of the conditions specified in the definition of Specified Acquisition and in
      Section 2.1(b) (Delayed Draw Term Commitments) shall have been satisfied on or prior to the date of the applicable Borrowing and that the Specified Acquisition shall have been consummated or shall be consummated simultaneously with the making of the Delayed Draw Term Loans.

               (ii) In the case of the Trajen Acquisition, Administrative Agent shall be satisfied that (A) not less than $180,000,000 of the purchase price in respect of the Trajen Acquisition shall have been paid with the gross cash proceeds from borrowings under a senior credit facility of a Subsidiary of the Borrower to be entered into in connection therewith, (B) not more than $180,000,000 plus the amount of any purchase price adjustments pursuant to the sale and purchase agreement for the Trajen Acquisition shall be funded by the Borrower (including with the proceeds of the Loans) and (C) after giving effect to the Trajen Acquisition, the Borrower shall own, directly or indirectly, 100% of the Stock of Trajen.

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

Each submission by the Borrower to the Administrative Agent of a Notice of Borrowing and the acceptance by the Borrower of the proceeds of each Loan requested therein, and each submission by the Borrower to an Issuer of a Letter of Credit Request, and the Issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in clause (b) above on the date of the making of such Loan or the Issuance of such Letter of Credit.

            SECTION 3.3 DETERMINATIONS OF CONDITIONS PRECEDENT TO EFFECTIVENESS

            For purposes of determining compliance with the conditions specified in Section 3.1 (Conditions Precedent to Effectiveness), each Lender shall be deemed to have consented to, approved, accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to 12:00 p.m. (noon) New York time on the date hereof specifying its objection thereto and, in the event that a Borrowing is to be made on the date hereof, such Lender shall not have made available to the Administrative Agent such Lender's Ratable Portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            To induce the Lenders, the Issuers and the Administrative Agent to enter into this Agreement, each of Holdings and the Borrower represents and warrants each of the following to the Lenders, the Issuers and the Administrative Agent, on and as of the Effective Date and after giving effect to the making of the Loans and the other financial accommodations on the Effective Date and on and as of each date as required by Section 3.2(b)(i) (Conditions Precedent to Each Revolving Loan, Letter of Credit and Delayed Draw Term Loan):

            SECTION 4.1 CORPORATE EXISTENCE; COMPLIANCE WITH LAW

            Each of Holdings, the Borrower and their respective Subsidiaries (a) is duly organized or formed, validly existing and (to the extent applicable in the jurisdiction of organization of such Subsidiaries (other than the Borrower)) in good standing under the laws of the jurisdiction of its organization, except, solely in the case of Subsidiaries of Holdings that are not Loan Parties, where the failure to be so organized, existing or in good standing would not reasonably be expected, in the aggregate, to have a Material Adverse Effect (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not reasonably be expected, in the aggregate, to have a Material Adverse Effect, (c) has all requisite corporate, limited liability company or other similar organizational power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted, except, solely in the case of Subsidiaries of Holdings that are not Loan Parties, where the failure to have such power and authority would not reasonably be expected, in the aggregate, to have a Material Adverse Effect, (d) is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not reasonably be expected, in the aggregate, to have a Material Adverse Effect and (f) has all necessary Permits from or by, has made all necessary filings with, and has given all necessary

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
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notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for Permits or filings that can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not reasonably be expected, in the aggregate, to have a Material Adverse Effect.

            SECTION 4.2 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS

            (a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:

               (i) are within such Loan Party's corporate, limited liability company, partnership or other powers;

               (ii) have been or, at the time of delivery thereof pursuant to
      Article III (Conditions To Loans And Letters Of Credit) will have been duly authorized by all necessary corporate or other organizational action, including the consent of shareholders, partners and members where required;

               (iii) do not and will not (A) contravene or violate such Loan Party's or any of its Subsidiaries' respective Constituent Documents, (B) violate any other Requirement of Law applicable to such Loan Party (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to such Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any material Contractual Obligation of such Loan Party or any of its Subsidiaries (subject, in the case of any Enforcement Action, to the receipt of the required Change of Control Consents) or (D) result in the creation or imposition of any Lien upon any property of such Loan Party or any of its Subsidiaries, other than (i) those in favor of the Secured Parties pursuant to the Collateral Documents or (ii) such Liens on any property of any Subsidiary of Holdings (other than a Loan Party) that could not reasonably be expected to materially adversely affect the interests of the Lenders; and

               (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those listed on Schedule 4.2 (Consents) and that have been or will be, prior to the Effective Date, obtained or made, copies of which have been or will be delivered to the Administrative Agent pursuant to Section 3.1 (Conditions Precedent to Effectiveness), and each of which on the Effective Date will be in full force and effect and
      (I) with respect to the Collateral, filings required to perfect the Liens created by the Collateral Documents, (II) in the case of any Enforcement Action, the Change of Control Consents and (iii) in the case of the Specified Acquisition or the Gas Acquisition, such consents, authorizations, approvals, notices, filings or registrations as have been obtained or made prior to the consummation of the Specified Acquisition or the Gas Acquisition, as applicable.

            (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except to the

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extent limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

            SECTION 4.3 OWNERSHIP OF BORROWER; SUBSIDIARIES

            Set forth on Schedule 4.3 (Ownership) is a complete and accurate list of the direct Subsidiaries of Holdings and the Borrower showing, as of the Effective Date, as to each such Subsidiary, the jurisdiction of its organization or formation, the number of shares, membership interest or other ownership interest of each class of Stock authorized (if applicable), the number outstanding on the Effective Date and the number and percentage of the outstanding shares of each such class owned directly by Holdings and the Borrower and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase of any similar rights at the Effective Date. All of the outstanding Stock of each Subsidiary of each of Holdings and the Borrower owned directly by Holdings and the Borrower, as applicable, has been validly issued, is fully paid and non-assessable (to the extent applicable) and is owned beneficially and of record by Holdings or the Borrower, as the case may be. All of the outstanding Stock of each directly owned Subsidiary of each of the Borrower and Holdings, as applicable, is owned by the Borrower or Holdings, as the case may be, free and clear of all Liens other than any Liens created or permitted under the Loan Documents. As of the Effective Date, neither of Holdings or the Borrower owns or holds, directly any Stock of any Person other than such Subsidiaries set forth on Schedule 4.3 (Ownership). Except as set forth on Schedule 4.3 (Ownership), there are no agreements or understandings to which Holdings or the Borrower is a party with respect to the voting, sale or transfer of any shares of Stock of the Borrower or any agreement to which Holdings or the Borrower is a party restricting the transfer or hypothecation of any such shares.

            SECTION 4.4 FINANCIAL STATEMENTS

            (a) The Consolidated balance sheet of MICT and its Subsidiaries as at December 31, 2005, and the related Consolidated statements of income, retained earnings and cash flows of MICT and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of the Borrower's Accountants with respect to such statements and the Consolidated balance sheets of MICT and its Subsidiaries as at March 31, 2006, and the related Consolidated statements of income, retained earnings and cash flows of MICT and its Subsidiaries for the 3 months then ended, copies of which have been furnished to each Lender, fairly present, in all material respects, subject, in the case of said balance sheets as at March 31, 2006, and said statements of income, retained earnings and cash flows for the months then ended, to the absence of footnote disclosure and normal recurring year-end audit adjustments, the Consolidated financial condition of MICT and its Subsidiaries as at such dates and the Consolidated results of the operations of MICT and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

            (b) None of Holdings, the Borrower or any of the Borrower's Subsidiaries has any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment that is not reflected in the Financial Statements referred to in clause (a) above or in the notes thereto or is not, to the extent incurred after the date of such Financial Statements, prohibited by this Agreement.

            SECTION 4.5 MATERIAL ADVERSE CHANGE

            Since December 31, 2005, there has been no Material Adverse Change.

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

            SECTION 4.6 SOLVENCY

            Each Loan Party is Solvent.

            SECTION 4.7 LITIGATION

            Except as set forth on Schedule 4.7 (Litigation), there are no pending or, to the knowledge of the Borrower or Holdings, threatened or contemplated actions, suits, investigations, litigation or proceedings affecting Holdings or any of its Subsidiaries or against any of their properties or revenues before any court, Governmental Authority or arbitrator that affects or purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated hereby or thereby, other than those that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            SECTION 4.8 TAXES

            All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by Holdings or the Borrower or any of their respective Subsidiaries have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein and all material taxes, charges and other impositions or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of Holdings, the Borrower or such Subsidiary (other than, in the case of Holdings, the Borrower) in conformity with GAAP or, in the case of any Subsidiary (other than, in the case of Holdings, the Borrower) as would not reasonably be expected to have a Material Adverse Effect. No such Tax Return is under audit or, to the knowledge of the Borrower or Holdings, examination by any Governmental Authority and no written notice of such an audit or examination or any written assertion of any claim for Taxes has been given or made by any Governmental Authority, except as would not reasonably be expected to have a Material Adverse Effect. Proper and accurate amounts have been withheld by Holdings, the Borrower and each of their respective Subsidiaries from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities, except in the case of any Subsidiary (other than, in the case of Holdings, the Borrower), as would not reasonably be expected to have a Material Adverse Effect.

            SECTION 4.9 FULL DISCLOSURE

            (a) All information prepared or furnished in writing by or on behalf of Holdings or the Borrower in connection with this Agreement or the consummation of the transactions contemplated hereunder and thereunder was true, complete and accurate in all material respects when taken as a whole on the date on which such information was provided, and as of such date, did not omit to state a material fact necessary to make such information, taken as a whole, not misleading.

            (b) No information furnished by Holdings or the Borrower to the Administrative Agent, the Issuers or any Lender in connection with the negotiation of the Credit

                                       62
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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

Agreement or the other Loan Documents, the consummation of the transactions contemplated hereby or thereby or pursuant to the terms of the Loan Documents, when taken together with the information contained in the 2004 S-1/A and in each of MICT's periodic reports filed with the Securities and Exchange Commission on Form 10-K, Form 10-Q or Form 8-K (together, in each case, with any exhibits thereto), as the case may be, subsequent to the filing of the 2004 S-1/A, taken as a whole, contains (as of the date on which such information has been provided to the Administrative Agent, such Issuer or such Lender, as modified or otherwise supplemented by information so provided) any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were, are or will be made, not misleading; provided, that to the extent any such information, exhibit or report was based upon or constitutes a forecast or projection, the Borrower and Holdings represent only that such information was prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by the Borrower and Holdings to be reasonable at the time (it being understood that such forecasts or projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and Holdings, and that the Borrower and Holdings make no representation as to the attainability of such forecasts or projections or as to whether such forecasts or projections will be achieved or materialize).

            (c) All facts known to the Borrower or Holdings and material to an understanding of the financial condition, business, properties or prospects of Holdings, the Borrower and their respective Subsidiaries taken as one enterprise have been disclosed to the Lenders or are contained in the 2004 S-1/A and each of MICT's periodic reports filed with the Securities and Exchange Commission on Form 10-K, Form 10-Q or Form 8-K (together, in each case, with any exhibits thereto) subsequent to the filing of the 2004 S-1/A.

            SECTION 4.10 NO DEFAULTS

            No Default or Event of Default has occurred and is continuing.

            SECTION 4.11 INVESTMENT COMPANY ACT

            No Loan Party is required to register as an "investment company", as such term is defined in the Investment Company Act of 1940, as amended.

            SECTION 4.12 USE OF PROCEEDS

            (a) The proceeds of the Revolving Loans and the Letters of Credit are being used by the Borrower (and, to the extent distributed to them by the Borrower, Holdings or any other Subsidiary of Holdings) solely for (i) Capital Expenditures or other Investments not prohibited hereunder and (ii) general corporate purposes; provided, however, that (A) the aggregate outstanding amount of Revolving Loans and Letters of Credit made or issued for the purposes specified in this clause (ii) shall not at any time exceed $30,000,000 (the "Working Capital Sublimit"); (B) so long as any Delayed Draw Term Commitments and/or Delayed Draw Term Loans are outstanding, no amount under the Working Capital Sublimit shall be used to finance any Acquisition or other Investment, other than the Specified Acquisition and the Gas Acquisition; (C) so long as any Delayed Draw Term Commitments and/or Delayed Draw Term Loans are outstanding, to the extent the Borrower (i) borrows in excess of $180,000,000 to finance a portion of the Trajen Acquisition or (ii) uses any portion of the Working Capital Sublimit to finance the Gas Acquisition, in each case (subject to the maximum amount permitted

                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

to be financed by the Borrower as described in Section 3.2(d)(ii)(B) (Conditions Precedent to Each Revolving Loan, Letter of Credit and Delayed Draw Term Loan)), the Working Capital Sublimit shall be reduced by an amount equal to (i) such excess and (ii) such borrowed amount; and (D) no Revolving Loans in excess of the Working Capital Sublimit shall be used at any time for purposes of making Restricted Payments to or by Holdings.

            (b) The proceeds of the Delayed Draw Term Loans are being used by the Borrower (and, to the extent distributed to them by the Borrower, Holdings or any other Subsidiary of Holdings) solely to finance the Specified Acquisition.

            (c) The proceeds of the Loans and the Letters of Credit will not be used to purchase (or are not being used for the purpose of purchasing) or carry any margin stock (within the meaning of Regulation U of the Federal Reserve Board) or to extend credit to others for the purpose of purchasing or carrying any such margin stock in contravention of Regulation T, U or X of the Federal Reserve Board. Following the application of the proceeds of the Loans and the Letters of Credit, the Obligations secured by margin stock (within the meaning of Regulation U of the Federal Reserve Board) shall not exceed an amount equal to the "maximum loan value" (as defined in Regulation U of the Federal Reserve Board) of the Collateral.

            SECTION 4.13 PERFECTION, ETC.

            All filings and other actions necessary to perfect and protect the Liens on the Collateral created under, and in the manner contemplated by, the Collateral Documents have been duly made or taken or otherwise provided for in a manner reasonably acceptable to the Administrative Agent and are in full force and effect and the Collateral Documents create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority Lien in the Collateral, securing the payment of the Secured Obligations, subject to Customary Permitted Liens. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens created or permitted under the Loan Documents.

                                    ARTICLE V

                               FINANCIAL COVENANTS

            The Borrower agrees with the Lenders, the Issuers and the Administrative Agent to each of the following as long as any Obligation or any Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

            SECTION 5.1 MAXIMUM LEVERAGE RATIO

            As of each Calculation Date, the Borrower shall maintain a Leverage Ratio for the Measurement Period ending on such Calculation Date of:

            (a) until such time as no Delayed Draw Term Loans or Delayed Draw Term Loan Commitments are outstanding, not more than the maximum ratio set forth below opposite the applicable Fiscal Quarter during which such Calculation Date occurs:

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

                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

FISCAL QUARTER ENDING                            MAXIMUM LEVERAGE RATIO
------------------------------                   ----------------------
March 31, 2006                                           5.6 to 1
June 30, 2006                                            6.8 to 1
September 30, 2006                                       6.8 to 1
December 31, 2006                                        6.8 to 1
March 31, 2007 and each Fiscal                           6.1 to 1
Quarter ending thereafter

and

            (b) thereafter, not more than 5.6 to 1.0.

            SECTION 5.2 MINIMUM INTEREST COVERAGE RATIO

            As of each Calculation Date, the Borrower shall cause the Interest Coverage Ratio for the Measurement Period ending on such Calculation Date of at least 2.0 to 1.0.

                                   ARTICLE VI

                               REPORTING COVENANTS

            Each of Holdings and the Borrower agrees with the Lenders, the Issuers and the Administrative Agent to each of the following, as long as any Obligation or any Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

            SECTION 6.1 FINANCIAL STATEMENTS

            The Borrower shall furnish to the Administrative Agent (with sufficient copies for each of the Lenders) each of the following:

            (a) Quarterly Reports. In the case of each of the first three Fiscal Quarters of each Fiscal Year of MICT, within the earlier of (i) 40 days, in the case of each other Fiscal Quarter and (ii) 2 Business Days after the date such financial statements are filed with the Securities and Exchange Commission, financial information regarding MICT and its Subsidiaries (including the Loan Parties) consisting of Consolidated unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, setting forth in comparative form the figures for the corresponding period in the prior year, in each case certified by a Responsible Officer of Holdings as fairly presenting the Consolidated financial position of the MICT and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

            (b) Annual Reports. Within the earlier of (i) 60 days after the end of each Fiscal Year and (ii) 2 Business Days after the date such financial statements are filed with the Securities and Exchange Commission, financial information regarding MICT and its Subsidiaries consisting of Consolidated balance sheets of MICT and its Subsidiaries as of the end of such Fiscal Year and related statements of income and cash flows of MICT and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

Consolidated Financial Statements, without qualification as to the scope of the audit or as to MICT being a going concern by the Borrower's Accountants, together with the report of such accounting firm stating that (A) such Financial Statements fairly present, in all material respects, the Consolidated financial position of MICT and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which the Borrower's Accountants shall concur and that shall have been disclosed in the notes to the Financial Statements) and (B) the examination by the Borrower's Accountants in connection with such Consolidated Financial Statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the business of MICT and its Subsidiaries such accounting firm has obtained no knowledge that a Default or Event of Default in respect of the financial covenants contained in Article V (Financial Covenants) has occurred and is continuing, or, if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing in respect of such financial covenants, a statement as to the nature thereof.

            (c) Compliance Certificate. Together with each delivery of any Financial Statement pursuant to clause (a) or (b) above, a certificate of a Responsible Officer of the Borrower (each, a "Compliance Certificate") (i) showing in reasonable detail the calculations used in demonstrating compliance with each of the financial covenants contained in Article V (Financial Covenants), and (ii) stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action that the Borrower proposes to take with respect thereto and (iii) showing in reasonable detail a list of all Capital Expenditures for the period covered by such Financial Statements, separately identifying maintenance Capital Expenditures and other Capital Expenditures.

            Documents required to be delivered pursuant to Section 6.1(a) and
(b) (Financial Statements) or Section 6.4 (SEC Filings; Press Releases) below may (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents (or provides a link thereto) to its website on the Internet at www.macquarie.com/mic, (ii) on which the Administrative Agent has received written notice from the Borrower of the making or filing of any Financial Statement or other filing or registration and the same are continuously available on the Electronic Data Gathering Analysis and Retrieval ("EDGAR") of the Securities and Exchange Commission or (iii) on which such documents are posted on the Borrower's behalf on IntraLinks(TM) or other Approved Electronic Platform to which each Lender and each Administrative Agent have access; provided, that (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests in writing that the Borrower deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and
(B) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents in accordance with the foregoing clauses (i), (ii) and/or (iii) above and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

            SECTION 6.2 DEFAULT NOTICES

            As soon as practicable, and in any event within five Business Days after a Responsible Officer of the Borrower or Holdings has actual knowledge of the existence of any

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

Default, Event of Default or other event having had a Material Adverse Effect or having any reasonable likelihood of causing or resulting in a Material Adverse Change, the Borrower or Holdings, as applicable, shall give the Administrative Agent notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.

            SECTION 6.3 LITIGATION

            (a) Promptly and in any event within five Business Days after a Responsible Officer of the Borrower or Holdings has actual knowledge of the existence thereof, the Borrower or Holdings, as applicable, shall give the Administrative Agent written notice of the commencement or pendency of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator against Holdings, the Borrower or any of Subsidiary of Holdings that (i) seeks injunctive or similar relief or (ii) in the reasonable judgment of the Borrower or Holdings, that, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

            (b) Promptly, and in any event within five Business Days after a Responsible Officer of the Borrower or Holdings has actual knowledge of the existence thereof, the Borrower or Holdings, as applicable, shall give the Administrative Agent written notice of the institution of any proceeding against the Borrower, Holdings or any of their respective Subsidiaries with respect to, or the receipt of notice by the Borrower, Holdings or such Subsidiaries, of potential liability or responsibility for any actual or alleged violation of any Requirements of Law (including Environmental Laws and ERISA), the violation of which would reasonably be expected to have a Material Adverse Effect.

            SECTION 6.4 SEC FILINGS; PRESS RELEASES

            Promptly after the sending or filing thereof and in any event within two (2) Business Days of the filing thereof with the Securities and Exchange Commission, the Borrower shall send the Administrative Agent copies of (a) all reports that MICT sends to its security holders generally, (b) all reports and registration statements that MICT or any of its Subsidiaries files with the Securities and Exchange Commission or any national or foreign securities exchange or the National Association of Securities Dealers, Inc., (c) all press releases and (d) all other statements concerning material changes or developments in the business of any Loan Party made available by any Loan Party to the public or any other creditor.

            SECTION 6.5 ACQUISITIONS

            (a) The Borrower shall provide the Administrative Agent sufficiently in advance and in any case no later than 5 Business Days prior to the consummation of any Acquisition (including the Specified Acquisition) for which the aggregate consideration paid by Holdings or any of its Subsidiaries shall be equal to or greater than $25,000,000, a copy of the then most current draft of the applicable purchase agreement (or similar document), together with the financial model, financial information and financial analysis relating to the Person or assets being acquired prepared by or on behalf of Holdings or any of its Subsidiaries or furnished to Holdings or any of its Subsidiaries in connection with such Acquisition, except where the disclosure of such information is prohibited by any Requirement of Law or Contractual Obligation, in which case, the Borrower shall use commercially reasonable efforts to permit disclosure under such Requirement of Law or Contractual Obligation.

                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

            (b) In the event that the Borrower or the applicable member of the MIC Group determines, in its sole discretion, not to proceed with the Specified Acquisition for any reason, the Borrower shall promptly (but in any event within 5 Business Days of such determination) deliver the Specified Acquisition Termination Notice in respect thereof to the Administrative Agent.

            SECTION 6.6 OTHER INFORMATION

            The Borrower shall provide the Administrative Agent or any Lender with such other information respecting the business, properties, financial condition or operations of Holdings, the Borrower or any Subsidiary of Holdings as the Administrative Agent or such Lender through the Administrative Agent may from time to time reasonably request, except where the disclosure of such information is prohibited by any Requirement of Law or Contractual Obligation, in which case, the Borrower shall use commercially reasonable efforts to permit disclosure under such Requirement of Law or Contractual Obligation.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

            Each of Holdings and the Borrower agrees with the Lenders, the Issuers and the Administrative Agent to each of the following, as long as any Obligation or any Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

            SECTION 7.1 PRESERVATION OF CORPORATE EXISTENCE, ETC.

            Each of Holdings and the Borrower shall, and shall cause each Subsidiary of Holdings to, preserve and maintain its legal existence, rights (charter and statutory) and franchises, except in connection with Asset Sales or as permitted by Section 8.2 (Restriction on Fundamental Changes); provided, that
(a) the foregoing shall not prohibit the termination of the legal existence of any Subsidiary or Holdings (other than the Borrower or any other Loan Party) to the extent that the Board of Directors (or equivalent governing body) or any committee thereof of the Borrower or Holdings, as the case may be, determines in good faith that such Subsidiary is no longer necessary in the conduct of the business of the Borrower or Holdings, as the case may be, and that the termination of the existence of such Subsidiary would not reasonably be likely to have a Material Adverse Effect and (b) none of the Borrower, Holdings or such Subsidiaries shall be required to preserve any right or franchise if the Board of Directors (or equivalent governing body) or any committee thereof of such Person determines that the preservation thereof is no longer desirable in the conduct of the business of the Borrower, Holdings or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, Holdings or such Subsidiary, as the case may be.

            SECTION 7.2 COMPLIANCE WITH LAWS, ETC.

            Each of Holdings and the Borrower shall, and shall cause each Subsidiary of Holdings to, comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not reasonably be expected, in the aggregate, to have a Material Adverse Effect.

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

            SECTION 7.3 PAYMENT OF TAXES, ETC.

            Each of Holdings and the Borrower shall, and Holdings shall cause each of its Subsidiaries to, pay and discharge before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies, in each case to the extent material and except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of Holdings, the Borrower or the appropriate Subsidiary in conformity with GAAP.

            SECTION 7.4 ACCESS

            Each of Holdings and the Borrower shall, and Holdings shall cause each of its Subsidiaries to, from time to time permit (at the expense of the Administrative Agent and the Lenders unless an Event of Default shall have occurred and be continuing) the Administrative Agent and the Lenders, or any agents or representatives thereof, within five Business Days after written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required) during normal business hours to (a) examine and make copies of and abstracts from the records and books of account of Holdings, the Borrower and each Subsidiary of Holdings, (b) visit the properties of Holdings, the Borrower and each Subsidiary of Holdings, (c) discuss the affairs, finances and accounts of Holdings, the Borrower and each Subsidiary of Holdings with any of their respective officers or directors and
(d) communicate (as long as no Event of Default shall have occurred and be continuing in the presence of a Responsible Officer of Holdings or the Borrower) directly with any of its certified public accountants (including the Borrower's Accountants). Each of Holdings and the Borrower shall authorize its certified public accountants (including the Borrower's Accountants), and shall cause the certified public accountants of any Subsidiary of Holdings, if any, to disclose in writing to the Administrative Agent or any Lender any and all financial statements and other information of any kind, as the Administrative Agent or any Lender (through the Administrative Agent) reasonably requests in writing with a copy to Holdings and that such accountants may have with respect to the business, financial condition, results of operations or other affairs of Holdings, the Borrower or any other Subsidiary of Holdings.

            SECTION 7.5 KEEPING OF BOOKS

            Each of Holdings and the Borrower shall, and shall cause each Subsidiary of Holdings to keep, proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of Holdings, the Borrower and each such Subsidiary.

            SECTION 7.6 APPLICATION OF PROCEEDS

            The Borrower (and, to the extent distributed to them by the Borrower, Holdings and each of its Subsidiaries) shall use the entire amount of the proceeds of the Loans as provided in Section 4.12 (Use of Proceeds).

            SECTION 7.7 ADDITIONAL COLLATERAL

            To the extent not delivered to the Administrative Agent on or before the Effective Date (including in respect of after-acquired Persons that become directly owned by any Loan Party after the Effective Date), Holdings and the Borrower agree promptly (and in any

                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

event, within 10 Business Days of the Effective Date or the date of acquisition of such property or Persons (or such later date as may be agreed to by the Administrative Agent)) to do, or cause each Loan Party to do, each of the following, unless otherwise agreed by the Administrative Agent:

            (a) deliver to the Administrative Agent such duly-executed joinder and amendments to the Pledge Agreement and, if applicable, other Collateral Documents, in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative Agent reasonably deems necessary or advisable in order to effectively grant to the Administrative Agent, for the benefit of the Secured Parties, a valid, perfected and enforceable first-priority security interest in the Stock and Stock Equivalents owned directly by any Loan Party in any acquired Person;

            (b) deliver to the Administrative Agent all certificates, instruments and other documents representing all Pledged Stock and all other Stock and Stock Equivalents being pledged pursuant to the joinders and amendments executed pursuant to clause (a) above, together with, in the case of certificated Pledged Stock and other certificated Stock and Stock Equivalents, undated stock powers endorsed in blank, in each case executed and delivered by a Responsible Officer of such Loan Party;

            (c) to take such other actions as are necessary to create, maintain or perfect the security interest required to be granted pursuant to clause (a) above, including the filing of UCC financing statements in such jurisdictions as may be required by the Collateral Documents or by applicable Requirements of Law as may be reasonably requested by the Administrative Agent;

   provided that notwithstanding anything to the contrary in this Section 7.7, no Loan Party shall be required to pledge to the Administrative Agent pursuant to the Pledge Agreement or any other Loan Document any Stock or Stock Equivalents that constitute Excluded Equity unless and until such Stock or Stock Equivalents ceases to constitute Excluded Equity.

            SECTION 7.8 ADDITIONAL GUARANTEES

            (a) In the event that Holdings forms any Subsidiary to hold the Stock of the Borrower, Holdings agrees to promptly (and in any event, within 10 Business Days of the formation of any such Subsidiary (or such later date as may be agreed to by the Administrative Agent)), and to cause each such Subsidiary to promptly, do each of the following, unless otherwise agreed by the Administrative Agent:

            (i) deliver to the Administrative Agent such duly executed supplements and amendments to the Guaranty, in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative Agent reasonably deems necessary or advisable in order to ensure that each such Subsidiary guaranties, as primary obligor and not as surety, the full and punctual payment when due of the Obligations or any part thereof;

            (ii) deliver to the Administrative Agent such documents required to be delivered pursuant to Section 7.7 (Additional Collateral); and

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            (iii) to take such other actions necessary or reasonably advisable to ensure the validity or continuing validity of the guaranties required to be given pursuant to clause (a) above.

            (b) In the event that Holdings forms any Subsidiary to hold (directly or indirectly) the Stock of the Borrower, Holdings agrees to promptly (and in any event, within 30 days of the formation of any such Subsidiary (or such later date as may be agreed to by the Administrative Agent)), and to cause each such Subsidiary to promptly, if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clause (a) above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            SECTION 7.9 FURTHER ASSURANCES

            At the Borrower's cost and expense, upon the reasonable request of the Administrative Agent, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts (including filing Uniform Commercial Code and other financing statements and delivering to the Administrative Agent certificates representing the Pledged Stock) that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement, the Guaranty, the Collateral Documents and the other Loan Documents or that may be required under applicable Requirements of Law in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Collateral Documents.

            SECTION 7.10 CASH COLLATERAL ACCOUNTS.

            The Administrative Agent may establish one or more Cash Collateral Accounts with such depositaries and Securities Intermediaries as it in its sole discretion shall determine; provided, however, that no Cash Collateral Account shall be established with respect to the assets of any CFC. The Borrower agrees that each such Cash Collateral Account shall meet the requirements set forth in the definition of "Cash Collateral Account". None of Holdings, the Borrower, any other Subsidiary of Holdings or any other Person claiming on behalf of or through Holdings, the Borrower or any Subsidiary of Holdings shall have any right to demand payment of any funds held in any Cash Collateral Account at any time prior to the termination of all outstanding Letters of Credit and the payment in full of all then outstanding and payable monetary Obligations. The Administrative Agent shall apply all funds on deposit in a Cash Collateral Account as provided in Section 2.12(g) (Payments and Computations).

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

            Each of the Borrower and Holdings agrees with the Lenders, the Issuers and the Administrative Agent to each of the following, as long as any Obligation or any Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

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            SECTION 8.1 LIENS, ETC.

            Neither Holdings nor the Borrower shall, nor shall they permit any Loan Party to, create or suffer to exist, any Lien upon or with respect to any of their respective directly owned properties or assets, whether now owned or hereafter acquired, or assign any right to receive income, except for the following:

            (a) Liens created pursuant to the Loan Documents; and

            (b) Customary Permitted Liens on the assets of the Loan Parties.

            SECTION 8.2 RESTRICTION ON FUNDAMENTAL CHANGES

            Neither Holdings nor the Borrower shall, nor shall they permit any Loan Party to:

            (a) consummate any Acquisition or create any Subsidiary unless at the time of such Acquisition or creation and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

            (b) except in connection with an Acquisition, merge or consolidate with any Person; provided, that the Borrower and Holdings may merge or consolidate with each other or any of their respective Subsidiaries as long as
(i) the Borrower or Holdings, as the case may be, shall be the continuing or surviving entity and (ii) in the case of a merger or consolidation of the Borrower with or into Holdings, the Borrower shall be the continuing or surviving entity; or

            (c) enter into any joint venture or partnership with any Person.

            SECTION 8.3 TRANSACTIONS WITH AFFILIATES

            Neither Holdings nor the Borrower shall, nor shall they permit any Loan Party to, enter into any transaction of any kind with any Affiliate, whether or not in the ordinary course of business, other than (a) Permitted Affiliate Transactions or (b) on fair and reasonable terms not substantially less favorable to the Borrower, Holdings or such Loan Party, as the case may be, as would be obtainable by such Person at the time in a comparable arm's length transaction with a Person other than an Affiliate.

            SECTION 8.4 ACCOUNTING CHANGES; FISCAL YEAR

            Neither Holdings nor the Borrower shall, nor shall they permit any Loan Party to, change its (a) accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or any Requirement of Law and disclosed to the Lenders and the Administrative Agent or (b) Fiscal Year.

            SECTION 8.5 NO SPECULATIVE TRANSACTIONS

            Neither Holdings nor the Borrower shall, nor shall they permit any Loan Party to, engage in any speculative financial transactions involving Hedging Contracts, other credit derivatives or other financial instruments, except for the sole purpose of hedging in the normal course of business and consistent with industry practices.

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            SECTION 8.6 CERTAIN AGREEMENTS

            Holdings shall not make or agree to any amendment to or waivers or other modifications of any of the terms of the Trust Agreement or the Management Services Agreement unless (a) Holdings shall have delivered to the Administrative Agent a copy of any such proposed amendment, waiver or other modification at least 5 Business Days prior to the effectiveness thereof and (b) any such amendment, waiver or other modification would not reasonably be expected to materially adversely affect the interests of the Lenders.

            SECTION 8.7 INDEBTEDNESS

            Neither Holdings nor the Borrower shall, nor shall they permit any Loan Party to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Financial Covenant Debt (other than the Indebtedness under this Agreement and the other Loan Documents) until such time as no Delayed Draw Term Loans or Delayed Draw Term Loan Commitments are outstanding.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

            SECTION 9.1 EVENTS OF DEFAULT

            Each of the following events shall be an Event of Default:

            (a) the Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when the same becomes due and payable; or

            (b) the Borrower shall fail to pay any interest on any Loan, any fee under any of the Loan Documents or any other Obligation (other than one referred to in clause (a) above) and such non-payment continues for a period of five Business Days after the due date therefor; or

            (c) any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

            (d) any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Article V (Financial Covenants), Section 7.1 (Preservation of Corporate Existence, Etc.), Section 7.4 (Access), Section 7.6 (Application of Proceeds), Section 7.7 (Additional Collateral), Section 7.8 (Additional Guarantees) or Article VIII (Negative Covenants) or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (ii) shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of the Borrower becomes aware of such failure and (B) the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

            (e) (i) any Loan Party shall fail to make any payment on any Indebtedness of such Loan Party (other than the Obligations) and such failure relates to Indebtedness having a

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principal amount of $5,000,000 or more, when the same becomes due and payable
(whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and after giving effect to any applicable grace period specified in any agreement or instrument relating to such Indebtedness, (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or (iii) any such Indebtedness shall become or be declared to be due and payable, or be required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

            (f) (i) any Loan Party shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against such Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property; provided, however, that, in the case of any such proceedings instituted against Holdings or the Borrower (but not instituted by Holdings or the Borrower) either such proceedings shall remain undismissed or unstayed for a period of 60 days or more or any action sought in such proceedings (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, such Person or any substantial part of such Person's property) shall occur or (iii) Holdings or the Borrower shall take any corporate action to authorize any action set forth in clauses (i) and (ii) above; or

            (g) one or more judgments or orders (or other similar process) involving, in the case of money judgments, an aggregate amount in excess of $5,000,000 to the extent not covered by independent third-party insurance as to which the insurer does not deny coverage, shall be rendered against one or more of any Loan Party and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (h) (i) any material provision of any Loan Document after delivery thereof shall for any reason fail or cease to be valid and binding on, or enforceable against, any Loan Party party thereto (other than as a result of the payment in full of the Obligations and the termination of the Commitments hereunder), or any Loan Party shall so state in writing; or (ii) any Loan Party denies that it has any further liability or obligation under any Loan Document or purports to revoke, terminate or rescind any Loan Document; or

            (i) any Collateral Document shall for any reason (other than pursuant to the terms thereof) fail or cease to create a valid and enforceable Lien on any Collateral purported to be covered thereby or, except as permitted by the Loan Documents, such Lien shall fail or cease to be a perfected and first priority Lien, or any Loan Party shall so state in writing; or

            (j) there shall occur any Change of Control.

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            SECTION 9.2 REMEDIES

            During the continuance of any Event of Default, the Administrative Agent (a) may, and, at the request of the Requisite Lenders, shall, by notice to the Borrower declare that all or any portion of the Commitments be terminated, whereupon the obligation of each Lender to make any Loan and each Issuer to Issue any Letter of Credit shall immediately terminate and (b) may and, at the request of the Requisite Lenders, shall, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of the Events of Default specified in Section 9.1(f) (Events of Default), (A) the Commitments of each Lender to make Loans and the commitments of each Lender and Issuer to Issue or participate in Letters of Credit shall each automatically be terminated and (B) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, the Administrative Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

            SECTION 9.3 ACTIONS IN RESPECT OF LETTERS OF CREDIT

            At any time (i) upon the Revolving Credit Commitment Termination Date, (ii) after the Revolving Credit Commitment Termination Date when the aggregate funds on deposit in Cash Collateral Accounts shall be less than 105% of the Letter of Credit Obligations, and (iii) as may be required by Section 2.8(b) or (c) (Mandatory Prepayments), the Borrower shall pay to the Administrative Agent in immediately available funds at the Administrative Agent's office referred to in Section 11.8 (Notices, Etc.), for deposit in a Cash Collateral Account, (A) in the case of clauses (i) and (ii) above, the amount required to that, after such payment, the aggregate funds on deposit in the Cash Collateral Accounts equals or exceeds 105% of the sum of all outstanding Letter of Credit Obligations and (B) in the case of clause (iii) above, the amount required by Section 2.8(b) or (c) (Mandatory Prepayments). The Administrative Agent may, from time to time after funds are deposited in any Cash Collateral Account, apply funds then held in such Cash Collateral Account to the payment of any amounts, in accordance with Section 2.8(b) or (c) (Mandatory Prepayments) and Section 2.12(g) (Payments and Computations), as shall have become or shall become due and payable by the Borrower to the Issuers or Lenders in respect of the Letter of Credit Obligations. The Administrative Agent shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application.

            SECTION 9.4 RESCISSION

            If at any time after termination of the Commitments or acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11.1 (Amendments, Waivers, Etc.),

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then upon the written consent of the Requisite Lenders and written notice to the
Borrower, the termination of the Commitments or the acceleration and their consequences may be rescinded and annulled; provided, however, that such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuers to a decision that may be made at the election of the Requisite Lenders, and such provisions are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                                    ARTICLE X

                            THE ADMINISTRATIVE AGENT

            SECTION 10.1 AUTHORIZATION AND ACTION

            (a) Each Lender and each Issuer hereby appoints Citicorp as the Administrative Agent hereunder and each Lender and each Issuer authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuer hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents and, in the case of the Collateral Documents, to act as agent for the Lenders, Issuers and the other Secured Parties under such Collateral Documents.

            (b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders and each Issuer; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuers with respect to such action or (ii) is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender and each Issuer prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

            (c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuers except to the limited extent provided in Section 2.6(b) (Evidence of Debt), and its duties are entirely administrative in nature. The Administrative Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuer or holder of any other Obligation. The Administrative Agent may perform any of its duties under any Loan Document by or through its agents or employees.

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            (d) In the event that Citicorp or any of its Affiliates shall be or become an indenture trustee under the Trust Indenture Act of 1939 (as amended, the "Trust Indenture Act") in respect of any securities issued or guaranteed by any Loan Party, the parties hereto acknowledge and agree that any payment or property received in satisfaction of or in respect of any Obligation of such Loan Party hereunder or under any other Loan Document by or on behalf of Citicorp in its capacity as the Administrative Agent for the benefit of any Loan Party under any Loan Document (other than Citicorp or an Affiliate of Citicorp) and which is applied in accordance with the Loan Documents shall be deemed to be exempt from the requirements of Section 311 of the Trust Indenture Act pursuant to Section 311(b)(3) of the Trust Indenture Act.

            (e) The Arranger shall have no obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity.

            SECTION 10.2 ADMINISTRATIVE AGENT'S RELIANCE, ETC.

            None of the Administrative Agent, any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent (a) may treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 11.2(e) (Assignments and Participations), (b) may rely on the Register to the extent set forth in Section 2.6 (Evidence of Debt), (c) may consult with legal counsel (including counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (d) makes no warranty or representation to any Lender or Issuer and shall not be responsible to any Lender or Issuer for any statements, warranties or representations made by or on behalf of any Loan Party or any of such Loan Party's Subsidiaries in or in connection with this Agreement or any other Loan Document, (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any term, covenant or condition of this Agreement or any other Loan Document, as to the financial condition of any Loan Party or as to the existence or possible existence of any Default or Event of Default, (f) shall not be responsible to any Lender or Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto and (g) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which writing may be a telecopy or electronic mail) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 10.3 POSTING OF APPROVED ELECTRONIC COMMUNICATIONS

            (a) Each of the Lenders, the Issuers and Holdings and the Borrower agree, and Holdings and the Borrower shall cause each other Loan Party to agree, that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders and Issuers by posting such Approved Electronic Communications on IntraLinks(TM) or a substantially similar electronic platform chosen by the

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Administrative Agent to be its electronic transmission system (the "Approved
Electronic Platform").

            (b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuers, Holdings and the Borrower acknowledges and agrees, and each of Holdings and the Borrower acknowledge and agree on behalf of their respective Subsidiaries, that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders, the Issuers, Holdings and the Borrower hereby approves, and the Borrower and Holdings approve on behalf of their respective Subsidiaries, distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes, and Holdings and the Borrower shall cause each other Loan Party to understand and assume, the risks of such distribution.

            (c) THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED "AS IS" AND "AS AVAILABLE". NONE OF THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (THE "AGENT AFFILIATES") WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT AFFILIATES IN CONNECTION WITH THE APPROVED ELECTRONIC PLATFORM OR THE APPROVED ELECTRONIC COMMUNICATIONS.

            (d) Each of the Lenders, the Issuers, Holdings and the Borrower agree, and Holdings and the Borrower agree on behalf of their respective Subsidiaries, that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent's generally-applicable document retention procedures and policies.

            SECTION 10.4 THE ADMINISTRATIVE AGENT INDIVIDUALLY

            With respect to its Ratable Portion, Citicorp shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Requisite Lenders" and any similar terms shall, unless the context clearly otherwise indicates, include, without limitation, the Administrative Agent in its individual capacity as a Lender or as one of the Requisite Lenders. Citicorp and its Affiliates may accept deposits from, lend money to, and generally

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engage in any kind of banking, trust or other business with, any Loan Party as if Citicorp were not acting as the Administrative Agent.

            SECTION 10.5 LENDER CREDIT DECISION

            Each Lender and each Issuer acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender conduct its own independent investigation of the financial condition and affairs of the Borrower and each other Loan Party in connection with the making and continuance of the Loans and with the issuance of the Letters of Credit. Each Lender and each Issuer also acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents. Except for the documents expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lenders or the Issuers, the Administrative Agent shall not have any duty or responsibility to provide any Lender or any Issuer with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party that may come into the possession of the Administrative Agent or any Affiliate thereof or any employee or agent of any of the foregoing.

            SECTION 10.6 INDEMNIFICATION

            Each Lender agrees to indemnify the Administrative Agent and the Agent Affiliates (to the extent not reimbursed by the Borrower), from and against such Lender's aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the Administrative Agent or any of the Agent Affiliates in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or such Agent Affiliate's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees, expenses and disbursements of financial and legal advisors) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or another Loan Party.

            SECTION 10.7 SUCCESSOR ADMINISTRATIVE AGENT

            The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative

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Agent. If no successor Administrative Agent shall have been so appointed by the
Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, selected from among the Lenders. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent's resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. After such resignation, the retiring Administrative Agent shall continue to have the benefit of this Article X as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

            SECTION 10.8 COLLATERAL AND GUARANTEE MATTERS

            (a) Each Lender and each Issuer agrees that any action taken by the Administrative Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Administrative Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders, Issuers and other Secured Parties. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuers with respect to all payments and collections arising in connection herewith and with the Collateral Documents, (ii) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by the Borrower or any of its Subsidiaries, (iii) act as collateral agent for the Lenders, the Issuers and the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided, however, that the Administrative Agent hereby appoints, authorizes and directs each Lender and Issuer to act as collateral sub-agent for the Administrative Agent, the Lenders and the Issuers for purposes of the perfection of all security interests and Liens with respect to the Collateral, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent, the Lenders, the Issuers and the other Secured Parties with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

            (b) Each of the Lenders and the Issuers hereby consents to the release and hereby directs, in accordance with the terms hereof, the Administrative Agent to release any Lien held by the Administrative Agent for the benefit of the Lenders and the issuers against any of the following:

                  (i) all of the Collateral and all Loan Parties, upon termination of the Commitments and payment and satisfaction in full of all Loans, all Reimbursement Obligations and all other Obligations that the Administrative Agent has been notified in

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      writing are then due and payable (and, in respect of contingent Letter of
      Credit Obligations, with respect to which cash collateral has been deposited or a back-up letter of credit has been issued, in either case in the appropriate currency and on terms satisfactory to the Administrative Agent and the applicable Issuers); and

                  (ii) any part of the Collateral sold or disposed of by a Loan Party if such Asset Sale is permitted by this Agreement (or permitted pursuant to a waiver of or consent to a transaction otherwise prohibited by this Agreement).

Each of the Lenders and the Issuers hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 10.8 promptly upon the effectiveness of any such release.

            (c) Each of the Lenders and the Issuers hereby consents to the release and hereby directs, in accordance with the terms hereof, the Administrative Agent, on behalf of the Guarantied Parties (as defined in the Guaranty) to release any Guarantor from its obligations under the Guaranty upon:

                  (i) termination of the Commitments and payment and satisfaction in full of all Loans, all Reimbursement Obligations and all other Obligations that the Administrative Agent has been notified in writing are then due and payable (and, in respect of contingent Letter of Credit Obligations, with respect to which cash collateral has been deposited or a back-up letter of credit has been issued, in either case in the appropriate currency and on terms satisfactory to the Administrative Agent and the applicable Issuers); or

                  (ii) the sale or other disposition of such Person pursuant to an Asset Sale, provided, that the Net Cash Proceeds therefrom shall have been applied to repay the Obligations to the extent required by Section
      2.8 (Mandatory Prepayments).

            (d) Upon request by the Administrative Agent at any time, the Requisite Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.8.

            (e) Each of the Lenders and the Issuers hereby (i) acknowledges that it has fully reviewed the GMAC Consent and the Balfour Beatty Consent and (ii) by execution of this Agreement, hereby consents to and agrees to be bound by the terms of the GMAC Consent and the Balfour Beatty Consent.

                                   ARTICLE XI

                                  MISCELLANEOUS

            SECTION 11.1 AMENDMENTS, WAIVERS, ETC.

            (a) No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and (x) in the case of an amendment to cure

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any ambiguity, omission, defect or inconsistency, signed by the Administrative
Agent and the Borrower, (y) in the case of any such waiver or consent, signed by the Requisite Lenders (or by the Administrative Agent with the consent of the Requisite Lenders) and (z) in the case of any other amendment, by the Requisite Lenders (or by the Administrative Agent with the consent of the Requisite Lenders) and the Borrower, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender directly affected thereby, in addition to the Requisite Lenders (or the Administrative Agent with the consent thereof), do any of the following:

                  (i) waive any condition specified in Section 3.1 (Conditions Precedent to Effectiveness) or Section 3.2(b) (Conditions Precedent to Each Revolving Loan, Letter of Credit and Delayed Draw Term Loan), except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders and, in the case of the conditions specified in Section 3.1 (Conditions Precedent to Effectiveness), subject to the provisions of Section 3.3 (Determinations of Conditions Precedent to Effectiveness);

                  (ii) increase the Revolving Credit Commitment and/or the Delayed Draw Term Commitment of such Lender or subject such Lender to any additional obligation; provided, however, that any such increase with respect to (A) the aggregate Revolving Credit Commitment shall require the consent of each of the Lenders and (B) the aggregate Delayed Draw Term Commitments shall require the consent of each of Lenders;

                  (iii) extend the scheduled final maturity of any Loan owing to such Lender, or waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal or interest of any such Loan or fees owing to such Lender (it being understood that Section 2.8 (Mandatory Prepayments) does not provide for scheduled dates fixed for payment) or for the reduction of such Lender's Commitment;

                  (iv) reduce, or release the Borrower from its obligations to repay, the principal amount of any Loan or Reimbursement Obligation owing to such Lender (other than by the payment or prepayment thereof);

                  (v) reduce the rate of interest on any Loan or Reimbursement Obligation outstanding and owing to such Lender or any fee payable hereunder to such Lender;

                  (vi) postpone any scheduled date fixed for payment of interest or fees owing to such Lender or waive any such scheduled payment;

                  (vii) change the aggregate Ratable Portions of Lenders required for any or all Lenders to take any action hereunder;

                  (viii) release all or substantially all of the Collateral except as provided in Section 10.8(b) (Collateral and Guarantee Matters) or release the Borrower from its payment obligation to such Lender under this Agreement or the Notes owing to such Lender (if any) or release the Guarantor from its obligations under the Guaranty; or

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                  (ix) amend Section 10.8(b) (Collateral and Guarantee Matters),
      Section 11.7 (Sharing of Payments, Etc.), this Section 11.1 or any definition of the terms "Requisite Lenders"; "Requisite Delayed Draw Term Lenders", "Requisite Revolving Credit Lenders" or "Ratable Portion";

and provided, further, that (A) any modification of the application of payments to the Delayed Draw Term Loans pursuant to Section 2.8 (Mandatory Prepayments) shall require the consent of the Requisite Delayed Draw Term Lenders, (B) any modification of the application of payments to the Revolving Loans pursuant to
Section 2.8 (Mandatory Prepayments) shall require the consent of the Requisite Revolving Credit Lenders, (C) no amendment, waiver or consent shall, unless in writing and signed by any Special Purpose Vehicle that has been granted an option pursuant to Section 11.2(e) (Assignments and Participations), affect the grant or nature of such option or the right or duties of such Special Purpose Vehicle hereunder and (D) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents; and provided, further, that the Administrative Agent may, with the consent of the Borrower, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or any Issuer.

            (b) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

            (c) If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Lenders, the consent of Requisite Lenders is obtained but the consent of any Lender whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 11.1 being referred to as a "Non-Consenting Lender"), then, as long as the Lender acting as the Administrative Agent is not a Non-Consenting Lender, at the Borrower's request, an Eligible Assignee acceptable to the Administrative Agent shall have the right with the Administrative Agent's consent and in the Administrative Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Administrative Agent's request, sell and assign to the Lender acting as the Administrative Agent or such Eligible Assignee, all of the Revolving Credit Commitments and Revolving Credit Outstandings of such Non-Consenting Lender if such Non-Consenting Lender is a Revolving Credit Lender and all of the Delayed Draw Term Commitments or Delayed Draw Term Loans of such Non-Consenting Lender if such Non-Consenting Lender is a Delayed Draw Term Lender, in each case for an amount equal to the principal balance of all such Revolving Loans and/or Delayed Draw Term Loans, as applicable, held by the Non-Consenting Lender and all accrued and unpaid interest and fees with respect thereto through the date of sale; provided, however, that such purchase and sale shall be recorded in the Register maintained by the Administrative Agent and not be effective until (A) the Administrative Agent shall have received from such Eligible Assignee an agreement in form and substance satisfactory to the Administrative Agent and the Borrower whereby such Eligible Assignee shall agree to be bound by the terms hereof and (B) such Non-Consenting Lender shall have received payments of all Revolving Loans or Delayed Draw Term Loans, as applicable, held

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by it and all accrued and unpaid interest and fees with respect thereto through the date of the sale. Each Lender agrees that, if it becomes a Non-Consenting Lender, it shall execute and deliver to the Administrative Agent an Assignment and Acceptance to evidence such sale and purchase and shall deliver to the Administrative Agent any Note (if the assigning Lender's Loans are evidenced by Notes) subject to such Assignment and Acceptance; provided, however, that the failure of any Non-Consenting Lender to execute an Assignment and Acceptance shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register.

            SECTION 11.2 ASSIGNMENTS AND PARTICIPATIONS

            (a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Delayed Draw Term Loans, the Revolving Loans and the Letters of Credit); provided, however, that (i) (A) if any such assignment shall be of the assigning Lender's Revolving Credit Outstandings and Revolving Credit Commitments, such assignment shall cover the same percentage of such Lender's Revolving Credit Outstandings and Revolving Credit Commitment, and (B) if any such assignment shall be of the assigning Lender's Delayed Draw Term Loans and Delayed Draw Term Commitments, such assignment shall cover the same percentage of such Lender's Delayed Draw Term Loans and Delayed Draw Term Commitments, (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the Assignor's entire interest) be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, except, in either case, with the consent of the Borrower and the Administrative Agent and (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the Administrative Agent and the Borrower (which consents shall not be unreasonably withheld or delayed); and provided, further, that, notwithstanding any other provision of this Section 11.2, the consent of the Borrower shall not be required for any assignment occurring when any Event of Default shall have occurred and be continuing; and provided, further, that no such sale, transfer, negotiation or assignment shall be permitted if, after giving effect to such sale, transfer, negotiation or assignment, Affiliates of the Borrower that are Lenders would hold, collectively, greater than or equal to 50% of the outstanding Loans or Commitments, as the case may be, under the Facility.

            (b) The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note (if the assigning Lender's Loans are evidenced by a Note) subject to such assignment. Upon the execution, delivery, acceptance and recording in the Register of any Assignment and Acceptance and the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender, and if such Lender were an Issuer, of such Issuer hereunder and thereunder, and (ii) the Notes (if any) corresponding to the Loans assigned thereby shall be transferred to such assignee by notation in the Register and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except for those surviving the payment in full of the

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Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

            (c) The Administrative Agent shall maintain at its address referred to in Section 11.8 (Notices, Etc.) a copy of each Assignment and Acceptance delivered to and accepted by it and shall record in the Register the names and addresses of the Lenders and Issuers and the principal amount of the Loans and Reimbursement Obligations owing to each Lender from time to time and the Commitments of each Lender. Any assignment pursuant to this Section 11.2 shall not be effective until such assignment is recorded in the Register.

            (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record or cause to be recorded the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent new Notes to the order of such assignee in an amount equal to the Commitments and Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Note for exchange in connection with the assignment and has retained Commitments or Loans hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitments and Loans retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of Exhibit B-1 (Form of Revolving Credit Note) or Exhibit B-2 (Form of Delayed Draw Term Note), as applicable.

            (e) In addition to the other assignment rights provided in this
Section 11.2, each Lender may do each of the following:

                  (i) grant to a Special Purpose Vehicle the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder and the exercise of such option by any such Special Purpose Vehicle and the making of Loans pursuant thereto shall satisfy (once and to the extent that such Loans are made) the obligation of such Lender to make such Loans thereunder; provided, however, that (A) nothing herein shall constitute a commitment or an offer to commit by such a Special Purpose Vehicle to make Loans hereunder and no such Special Purpose Vehicle shall be liable for any indemnity or other Obligation (other than the making of Loans for which such Special Purpose Vehicle shall have exercised an option, and then only in accordance with the relevant option agreement) and (B) such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain responsible to the other parties for the performance of its obligations under the terms of this Agreement and shall remain the holder of the Obligations for all purposes hereunder; and

                  (ii) assign, as collateral or otherwise, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) without notice to or consent of the Administrative Agent or the Borrower, any Federal Reserve Bank (pursuant to Regulation A of the Federal Reserve Board) and (B) without consent of the Administrative Agent or the Borrower, (1) any holder of, or trustee for the benefit of, the

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      holders of such Lender's Securities and (2) any Special Purpose Vehicle to which such Lender has granted an option pursuant to clause (i) above;

provided, however, that no such assignment or grant shall release such Lender from any of its obligations hereunder except as expressly provided in clause (i) above and except, in the case of a subsequent foreclosure pursuant to an assignment as collateral, if such foreclosure is made in compliance with the other provisions of this Section 11.2 other than this clause (e) or clause (f) below. Each party hereto acknowledges and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any such Special Purpose Vehicle, such party shall not institute against, or join any other Person in instituting against, any Special Purpose Vehicle that has been granted an option pursuant to this clause
(e) any bankruptcy, reorganization, insolvency or liquidation proceeding (such agreement shall survive the payment in full of the Obligations). The terms of the designation of, or assignment to, such Special Purpose Vehicle shall not restrict such Lender's ability to, or grant such Special Purpose Vehicle the right to, consent to any amendment or waiver to this Agreement or any other Loan Document or to the departure by the Borrower from any provision of this Agreement or any other Loan Document without the consent of such Special Purpose Vehicle except, as long as the Administrative Agent and the Lenders, Issuers and other Secured Parties shall continue to, and shall be entitled to continue to, deal solely and directly with such Lender in connection with such Lender's obligations under this Agreement, to the extent any such consent would reduce the principal amount of, or the rate of interest on, any Obligations, amend this clause (e) or postpone any scheduled date of payment of such principal or interest. Each Special Purpose Vehicle shall be entitled to the benefits of
Section 2.14 (Capital Adequacy) and Section 2.15 (Taxes) and of Section 2.13(d) (Illegality) as if it were such Lender; provided, however, that anything herein to the contrary notwithstanding, no Borrower shall, at any time, be obligated to make under Section 2.14 (Capital Adequacy), Section 2.15 (Taxes) or Section 2.13(d) (Illegality) to any such Special Purpose Vehicle and any such Lender any payment in excess of the amount the Borrower would have been obligated to pay to such Lender in respect of such interest if such Special Purpose Vehicle had not been assigned the rights of such Lender hereunder; and provided, further, that such Special Purpose Vehicle shall have no direct right to enforce any of the terms of this Agreement against the Borrower, the Administrative Agent or the other Lenders.

            (f) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Delayed Draw Term Loans, Revolving Loans and Letters of Credit). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with Section 10.8(b) (Collateral and Guarantee Matters). In the event of the sale of any participation by any Lender,
(w) such Lender's obligations under the Loan Documents shall remain unchanged,
(x) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (y) such Lender shall remain the holder of such Obligations for all purposes of this Agreement and (z) the Borrower, the Administrative Agent and the other

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Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each participant shall be entitled to the benefits of Section 2.14 (Capital Adequacy) and Section 2.15 (Taxes) and of Section 2.13(d) (Illegality) as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to make under Section 2.14 (Capital Adequacy), Section 2.15 (Taxes) or Section 2.13(d) (Illegality) to the participants in the rights and obligations of any Lender (together with such Lender) any payment in excess of the amount the Borrower would have been obligated to pay to such Lender in respect of such interest had such participation not been sold and provided, further, that such participant in the rights and obligations of such Lender shall have no direct right to enforce any of the terms of this Agreement against the Borrower, the Administrative Agent or the other Lenders.

            (g) Any Issuer may at any time assign its rights and obligations hereunder to any other Lender by an instrument in form and substance satisfactory to the Borrower, the Administrative Agent, such Issuer and such Lender, subject to the provisions of Section 2.6(b) (Evidence of Debt) relating to notations of transfer in the Register. If any Issuer ceases to be a Lender hereunder by virtue of any assignment made pursuant to this Section 11.2, then, as of the effective date of such cessation, such Issuer's obligations to Issue any Letters of Credit pursuant to Section 2.3 (Letters of Credit) shall terminate and such Issuer shall be an Issuer hereunder only with respect to outstanding Letters of Credit issued prior to such date.

            SECTION 11.3 COSTS AND EXPENSES

            (a) The Borrower shall, within 10 days after presentation of a reasonably detailed invoice, pay or reimburse the Administrative Agent for all of the Administrative Agent's reasonable and documented third party audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including the reasonable fees, expenses and disbursements of the Administrative Agent's counsel, Weil, Gotshal & Manges LLP, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisors, and other consultants and agents) incurred by the Administrative Agent in connection with any of the following: (i) the Administrative Agent's audit and investigation of the Borrower and its Subsidiaries in connection with the preparation, negotiation or execution of any Loan Document or the Administrative Agent's periodic audits of the Borrower or any of its Subsidiaries, as the case may be, (ii) the preparation, negotiation, execution or interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions To Loans And Letters Of Credit)), any Loan Document or any proposal letter or commitment letter issued in connection therewith, or the making of the Loans hereunder, (iii) the creation, perfection or protection of the Liens under any Loan Document (including any reasonable fees, disbursements and expenses for local counsel in various jurisdictions), (iv) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent's rights and responsibilities hereunder and under the other Loan Documents, (v) the protection, collection or enforcement of any Obligation or the enforcement of any Loan Document, (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of Holdings' Subsidiaries, any Acquisition, this Agreement or any other Loan Document, (vii) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any

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of Holdings' Subsidiaries, any Acquisition, this Agreement or any other Loan
Document or (viii) any amendment, consent, waiver, assignment, restatement, or supplement to any Loan Document or the preparation, negotiation and execution of the same.

            (b) The Borrower further agrees to pay or reimburse the Administrative Agent and each of the Lenders and Issuers upon demand for all out-of-pocket costs and expenses, including reasonable and documented attorneys' fees (including costs of settlement), incurred by the Administrative Agent, such Lenders or such Issuers in connection with any of the following: (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default, (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding, (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of the Borrower's Subsidiaries and related to or arising out of the transactions contemplated hereby or by any other Loan Document or (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clause (i), (ii) or (iii) above.

            SECTION 11.4 INDEMNITIES

            (a) The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Arranger, each Lender and each Issuer and each of their respective Affiliates, and each of the directors, officers, employees, agents, trustees, representatives, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions To Loans And Letters Of Credit) (each such Person being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses, joint or several, of any kind or nature (including fees, disbursements and expenses of financial and legal advisors to any such Indemnitee) that may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not such investigation, litigation or proceeding is brought by any such Indemnitee or any of its directors, security holders or creditors or any such Indemnitee, director, security holder or creditor is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, any Letter of Credit, or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any liability under this Section 11.4 to an Indemnitee with respect to any Indemnified Matter that has resulted primarily from the gross negligence or willful misconduct of that Indemnitee, or a material breach in bad faith by such Indemnitee of its obligations hereunder or under any other Loan Document, in each case, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, "Indemnified Matters" include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of Holdings or any of its Subsidiaries involving any of its Real Property or personal property, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

real estate, (ii) any costs or liabilities incurred in connection with any Remedial Action concerning Holdings or any of its Subsidiaries, (iii) any costs or liabilities incurred in connection with any Environmental Lien and (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (49 U.S.C. Section 9601 et seq.) and applicable state property transfer laws, whether, with respect to any such matter, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to Holdings or any of its Subsidiaries, or the owner, lessee or operator of any property of Holdings or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in clauses (i), (ii), (iii) and (iv) above, to the extent attributable solely to acts of the Administrative Agent, such Lender or such Issuer or any agent on behalf of the Administrative Agent, such Lender or such Issuer.

            (b) The Borrower shall indemnify the Administrative Agent, the Lenders and each Issuer for, and hold the Administrative Agent, the Lenders and each issuer harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent, the Lenders and the Issuers for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

            (c) Each Indemnitee agrees that in the event that any investigation, litigation or proceeding is asserted or threatened in writing or instituted against it or any other Indemnitee for which any Indemnitee may desire indemnity or defense hereunder, such Indemnitee shall notify the Borrower in writing of such event; provided that failure to so notify the Borrower shall not affect the right of any Indemnitee to seek indemnification hereunder. The Borrower, at the request of any Indemnitee, shall have the obligation to defend against any investigation, litigation or proceeding or requested Remedial Action, in each case contemplated in clause (a) above, and the Borrower, in any event, may participate in the defense thereof with legal counsel of the Borrower's choice. In the event that such Indemnitee requests the Borrower to defend against such investigation, litigation or proceeding or requested Remedial Action, the Borrower shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrower's obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

            (d) The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 11.4) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person that was at any time an Indemnitee under this Agreement or any other Loan Document.

            SECTION 11.5 LIMITATION OF LIABILITY

            (a) The Borrower agrees that no Indemnitee shall have any liability (whether in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
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from such Indemnitee's gross negligence or willful misconduct. In no event, however, shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings). Each of Holdings and the Borrower hereby waives, releases and agrees (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

            (b) IN NO EVENT SHALL ANY AGENT AFFILIATE HAVE ANY LIABILITY TO ANY LOAN PARTY, LENDER, ISSUER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT OR CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY OR ANY AGENT AFFILIATE'S TRANSMISSION OF APPROVED ELECTRONIC COMMUNICATIONS THROUGH THE INTERNET OR ANY USE OF THE APPROVED ELECTRONIC PLATFORM, EXCEPT TO THE EXTENT SUCH LIABILITY OF ANY AGENT AFFILIATE IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FORM SUCH AGENT AFFILIATE'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

            SECTION 11.6 RIGHT OF SET-OFF

            Upon the occurrence and during the continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of Holdings or the Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and even though such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.6 are in addition to the other rights and remedies (including other rights of set-off) that such Lender may have.

            SECTION 11.7 SHARING OF PAYMENTS, ETC.

            (a) If any Lender (directly or through an Affiliate thereof) obtains any payment (whether voluntary, involuntary, through the exercise of any right of set-off (including pursuant to Section 11.6 (Right of Set-off) or otherwise) of the Loans owing to it, any interest thereon, fees in respect thereof or amounts due pursuant to Section 11.3 (Costs and Expenses) or Section 11.4 (Indemnities) (other than payments pursuant to Section 2.13 (Special Provisions Governing Eurodollar Rate Loans), Section 2.14 (Capital Adequacy) or Section
2.15 (Taxes) or otherwise receives any Collateral or any "Proceeds" (as defined in the Pledge Agreement) of Collateral (other than payments pursuant to Section
2.13 (Special Provisions Governing Eurodollar Rate Loans), Section 2.14 (Capital Adequacy) or Section 2.15 (Taxes) (in each case, whether voluntary, involuntary, through the exercise of any right of set-off or otherwise (including pursuant to Section 11.6 (Right of Set-off))) in excess of its Ratable Portion of all payments of such Obligations obtained by all the Lenders, such Lender (a "Purchasing Lender") shall forthwith purchase from the other Lenders (each, a "Selling Lender") such participations in

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
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their Loans or other Obligations as shall be necessary to cause such Purchasing
Lender to share the excess payment ratably with each of them.

            (b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment in relation to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the Purchasing Lender in respect of the total amount so recovered.

            (c) The Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 11.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

            SECTION 11.8 NOTICES, ETC.

            (a) Addresses for Notices. All notices, demands, requests, consents and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

                  (i) if to the Borrower:

                      MACQUARIE INFRASTRUCTURE COMPANY INC.
                      125 W. 55th Street
                      New York, New York  10019
                      Attention:     David Mitchell, Chief Financial Officer
                      Telecopy no: (212) 231-1828
                      E-Mail Address:  david.mitchell@macquarie.com

                  (ii) if to Holdings:

                       MACQUARIE INFRASTRUCTURE COMPANY LLC
                       125 W. 55th Street
                       New York, New York  10019
                       Attention:     David Mitchell, Chief Financial Officer
                       Telecopy no: (212) 231-1828
                       E-Mail Address:  david.mitchell@macquarie.com

                  (iii) if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule III (Applicable Lending Offices and Addresses for Notices) or on the signature page of any applicable Assignment and Acceptance;

                  (iv) if to any Issuer, at the address set forth under its name on Schedule III (Applicable Lending Offices and Addresses for Notices); and

                  (v) if to the Administrative Agent:

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

                      CITICORP NORTH AMERICA, INC.
                      2 Penns Way, Suite 110
                      New Castle, DE 19720
                      Attention: Annemarie E. Pavco
                      Phone: 302-894-6010
                      Telecopy: 212-994-0849
                      E-Mail Address: annemarie.e.pavco@citigroup.com

                      with a copy to:

                      CITICORP NORTH AMERICA, INC.
                      388 Greenwich Street, 20th Floor
                      New York, NY 10013
                      Attention: Carlos A. Urquiaga, Director
                      Phone: 212-816-1256
                      Telecopy: 646-291-1886
                      E-Mail Address:  carlos.a.urquiaga@citigroup.com

or at such other address as shall be notified in writing (x) in the case of the Borrower and the Administrative Agent, to the other parties and (y) in the case of all other parties, to the Borrower and the Administrative Agent.

            (b) Effectiveness of Notices. All notices, demands, requests, consents and other communications described in clause (a) above shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when deposited in the mails,
(iii) if delivered by posting to an Approved Electronic Platform (to the extent permitted by Section 10.3 to be delivered thereunder), an Internet website or a similar telecommunication device requiring a user prior access to such Approved Electronic Platform, website or other device (to the extent permitted by Section
10.3 to be delivered thereunder), when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified that such communication has been posted to the Approved Electronic Platform and (iv) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in clause (a) above; provided, however, that notices and communications to the Administrative Agent pursuant to Article II (The Facilities) or Article X (The Administrative Agent) shall not be effective until received by the Administrative Agent.

            (c) Use of Electronic Platform. Notwithstanding clause (a) and (b) above (unless the Administrative Agent requests that the provisions of clause
(a) and (b) above be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of any Approved Electronic Communication by any other means the Loan Parties shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com or such other

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
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electronic mail address (or similar means of electronic delivery) as the
Administrative Agent may notify the Borrower. Nothing in this clause (c) shall prejudice the right of the Administrative Agent or any Lender or Issuer to deliver any Approved Electronic Communication to any Loan Party in any manner authorized in this Agreement or to request that the Borrower effect delivery in such manner.

            SECTION 11.9 NO WAIVER; REMEDIES

            No failure on the part of any Lender, Issuer or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 11.10 AMENDMENT AND RESTATEMENT; BINDING EFFECT

            (a) This Agreement shall become effective when it shall have been executed by the Borrower, Holdings and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender and Issuer that such Lender or Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower and Holdings, the Administrative Agent and each Lender and Issuer and, in each case, their respective successors and assigns; provided, however, that neither Holdings nor the Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

            (b) This Agreement shall not constitute a novation of the rights, obligations and liabilities of the respective parties (including the Obligations) existing under the Existing Credit Agreement or evidence payment of all or any of such obligations and liabilities and (b) from and after the Effective Date, the Existing Credit Agreement shall be of no further force or effect, except to evidence the Obligations (as defined therein) incurred, the representations and warranties made and the actions or omissions performed or required to be performed thereunder prior to the Effective Date. The amendments and restatements set forth herein shall not cure any breach thereof or any "Default" or "Event of Default" under (and as defined in) the Existing Credit Agreement existing prior to the Effective Date.

            (c) The terms and conditions of this Agreement and the Administrative Agent's, the Lenders' and the Issuers' rights and remedies under this Agreement and the other Loan Documents shall apply to all of the Obligations incurred under the Existing Credit Agreement and the Notes issued thereunder.

            (d) This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver, whether or not similar and, except as expressly provided herein or in any other Loan Document, all terms and conditions of the Loan Documents remain in full force and effect unless otherwise specifically amended hereby or any other Loan Document.

            SECTION 11.11 GOVERNING LAW

            This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

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                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

            SECTION 11.12 SUBMISSION TO JURISDICTION; SERVICE OF PROCESS

            (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York located in the City of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Borrower and Holdings hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

            (b) Nothing contained in this Section 11.12 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower or any other Loan Party in any other jurisdiction.

            (c) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by Citibank at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

            SECTION 11.13 WAIVER OF JURY TRIAL

            EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUERS, HOLDINGS AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

            SECTION 11.14 MARSHALING; PAYMENTS SET ASIDE

            None of the Administrative Agent, any Lender or any Issuer shall be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Administrative Agent, the Lenders or the Issuers or any such Person receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

            SECTION 11.15 SECTION TITLES

            The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection hereof immediately followed by a reference in parenthesis to

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

                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

the title of the Section containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire Section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such Section, the reference to the title shall govern absent manifest error. If any reference to the number of a Section (but not to any clause, sub-clause or subsection thereof) is followed immediately by a reference in parenthesis to the title of a Section, the title reference shall govern in case of direct conflict absent manifest error.

            SECTION 11.16 PATRIOT ACT NOTICE

            The Administrative Agent and the Lenders hereby notify the Borrower that pursuant to the requirements of the Patriot Act, each Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address, tax identification number and other information regarding the Borrower that will allow such Lender to identify the Borrower in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to each Lender.

            SECTION 11.17 EXECUTION IN COUNTERPARTS

            This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile transmission, electronic mail or by posting on the Approved Electronic Platform shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Borrower and the Administrative Agent.

            SECTION 11.18 ENTIRE AGREEMENT

            This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. In the event of any conflict between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall govern.

            SECTION 11.19 CONFIDENTIALITY

            Each Lender and the Administrative Agent agree to maintain information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender's or the Administrative Agent's, as the case may be, customary practices and agrees that it shall only use such information in connection with the transactions contemplated by this Agreement and not disclose any such information other than (a) to such Lender's or the Administrative Agent's, as the case may be, employees, representatives and agents that are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender or the Administrative Agent, as the case may be, on a non-confidential basis from a source other than Holdings or the Borrower, (c) to the extent disclosure is required by law, regulation or

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

                                           AMENDED AND RESTATED CREDIT AGREEMENT
                                           Macquarie Infrastructure Company Inc.

judicial order or requested or required by any regulatory authority or auditors of such Lender or the Administrative Agent or (d) to current or prospective assignees, participants and Special Purpose Vehicle grantees of any option described in Section 11.2(f) (Assignments and Participations), contractual counterparties in any Hedging Contract permitted hereunder and to their respective legal or financial advisors, in each case and to the extent such assignees, participants, grantees or counterparties agree to be bound by, and to cause their advisors to comply with, the provisions of this Section 11.19.

            SECTION 11.20 AMENDMENTS TO CERTAIN LOAN DOCUMENTS

            (a) Each party hereto agrees that as of the Effective Date, the first sentence in the first paragraph of the Collateral Letter is hereby amended and restated in its entirety to as follows: "This letter agreement is the "Collateral Letter" referred to in that certain Amended and Restated Credit Agreement, dated as of May __, 2006 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement"), among Macquarie Infrastructure Company Inc. (d/b/a in New York as Macquarie Infrastructure Company (US)) (the "Borrower"), Macquarie Infrastructure Company LLC ("Holdings"), the Lenders and the Issuers party thereto and Citicorp North America, Inc., as Administrative Agent (the "Administrative Agent").".

            (b) On and after the Effective Date, (i) all references to the Existing Credit Agreement (or to any amendment or any amendment and restatement thereof) in the Loan Documents (other than this Agreement) shall be deemed to refer to the Existing Credit Agreement, as amended and restated hereby, (ii) all references to any Article, Section or sub-clause of the Existing Credit Agreement or in any Loan Document (but not herein) shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement and (iii) except as the context otherwise provides, on or after the Effective Date, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be references to the Existing Credit Agreement, as amended and restated hereby.

                            [Signature Pages Follow]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                            MACQUARIE INFRASTRUCTURE
                                 COMPANY INC.(D/B/A MACQUARIE INFRASTRUCTURE
                                 COMPANY (US)), as Borrower

                            By:  /s/ Peter Stokes
                                 -------------------------------------------
                                 Name:  Peter Stokes
                                 Title:  Chief Executive Officer

                            MACQUARIE INFRASTRUCTURE COMPANY LLC.,
                                 as Holdings

                            By:  /s/ Peter Stokes
                                 -------------------------------------------
                                 Name:  Peter Stokes
                                 Title:  Chief Executive Officer

       [SIGNATURE PAGE TO MACQUARIE AMENDED AND RESTATED CREDIT AGREEMENT]

                            CITICORP NORTH AMERICA, INC.,
                                 as Administrative Agent and Lender

                            By:  /s/ Carlos Urquiaga
                                 ___________________________________________
                                 Name: Carlos Urquiaga
                                 Title: Director

                            CITIBANK, N.A.,
                                 as Issuer

                            By:  /s/ Carlos Urquiaga
                                 ___________________________________________
                                 Name: Carlos Urquiaga
                                 Title: Director

       [SIGNATURE PAGE TO MACQUARIE AMENDED AND RESTATED CREDIT AGREEMENT]

                            CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
                                 as Lender and Issuer

                            By:  /s/ Ian Nalitt
                                 ___________________________________________
                                 Name: Ian Nalitt
                                 Title: Vice President

                            By:  /s/ Denise Alvarez
                                 ___________________________________________
                                 Name: Denise Alvarez
                                 Title: Associate

      [SIGNATURE PAGE TO MACQUARIE AMENDED AND RESTATED CREDIT AGREEMENT]

                            MACQUARIE BANK LIMITED,
                                 as Lender and Issuer

                            By:  /s/ Helen Winterbotham
                                 ___________________________________________
                                 Name: Helen Winterbotham
                                 Title: Division Director -- Investment
                                        Banking Group


                            By:  /s/ Byron Beath
                                 ___________________________________________
                                 Name: Byron Beath
                                 Title: Senior Manager -- Investment
                                        Banking Group

      [SIGNATURE PAGE TO MACQUARIE AMENDED AND RESTATED CREDIT AGREEMENT]

                            MERRILL LYNCH CAPITAL CORPORATION,
                                 as Lender

                            By:  /s/ Michael E. O'Brien
                                 ___________________________________________
                                 Name: Michael E. O'Brien
                                 Title: Vice President